          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ] Preliminary Proxy Statement           [ ] Confidential, for use of the
                                              Commission only
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                               MIDWAY GAMES INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

  (1) Title of each class of securities to which transaction applies:

  (2) Aggregate number of securities to which transaction applies:

  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

  (4) Proposed maximum aggregate value of transaction:

  (5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

  (1) Amount Previously Paid:

  (2) Form, Schedule or Registration Statement No.:

  (3) Filing Party:

  (4) Date Filed:

                                 [MIDWAY LOGO]

                               MIDWAY GAMES INC.
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                FEBRUARY 3, 1999
                            ------------------------

To the Stockholders of
  MIDWAY GAMES INC.

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Midway Games Inc. (the "Company" or "Midway") will be held on Wednesday, February 3, 1999 at 10:00 a.m. Central Standard Time at The Standard Club, Chicago Room, 4th Floor, 320 South Plymouth Court, Chicago, Illinois 60604, to consider and act upon the following matters:

1. Electing four (4) Class III Directors;

2. Ratifying the Midway Games Inc. 1999 Stock Option Plan;

3. Ratifying the appointment of Ernst & Young LLP as independent auditors for the 1999 fiscal year; and

4. Transacting such other business as may properly come before the meeting or any adjournment or adjournments thereof.

     The close of business on December 7, 1998 has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the meeting and any adjournments thereof. A list of the stockholders entitled to vote at the Annual Meeting will be open to the examination of any stockholder of the Company for any purpose germane to the Annual Meeting during regular business hours at the offices of the Company for the ten-day period prior to the Annual Meeting.

     YOU ARE REQUESTED, WHETHER OR NOT YOU PLAN TO BE PRESENT AT THE ANNUAL MEETING, TO MARK, DATE, SIGN AND RETURN PROMPTLY THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE. NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES.

                                          By Order of the Board of Directors,

                                          ORRIN J. EDIDIN
                                          Vice President, Secretary and General
                                          Counsel

Chicago, Illinois
December 11, 1998

                         ANNUAL MEETING OF STOCKHOLDERS
                                       OF
                               MIDWAY GAMES INC.

                                PROXY STATEMENT

INTRODUCTION

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the "Board") of Midway Games Inc. (the "Company" or "Midway") of proxies to be voted at the Annual Meeting of Stockholders to be held at The Standard Club, Chicago Room, 4th Floor, 320 South Plymouth Court, Chicago, Illinois 60604, on Wednesday, February 3, 1999 at 10:00 a.m. Central Standard Time, and at any adjournment or adjournments thereof (the "Annual Meeting").

     All proxies in the accompanying form which are properly executed and duly returned will be voted in accordance with the instructions specified therein. If no instructions are given, such proxies will be voted in accordance with the recommendations of the Board as indicated in this Proxy Statement. A proxy may be revoked at any time prior to its exercise by written notice to the Company, by submission of another proxy bearing a later date or by voting in person at the meeting. Such revocation will not affect a vote on any matters taken prior thereto. The mere presence at the meeting of the person appointing a proxy will not revoke the appointment.

     The mailing address of the Company's principal executive offices is 3401 North California Avenue, Chicago, Illinois 60618. This Proxy Statement and the accompanying proxy card are being mailed to stockholders on or about December 11, 1997.

     Only holders of the Company's Common Stock, $.01 par value per share ("Common Stock"), of record at the close of business on December 7, 1998 (the "Record Date") will be entitled to vote at the Annual Meeting or any adjournment or adjournments of such meeting. There were 37,052,000 shares of Common Stock outstanding on the Record Date (excluding 1,448,000 treasury shares). Each such share entitles the holder thereof to one vote. The presence, in person or by proxy, of the holders of a majority of the shares entitled to vote at the Annual Meeting is necessary to constitute a quorum for the transaction of business at the Annual Meeting.

                                THE DISTRIBUTION

     On October 29, 1996, the Company completed an initial public offering of 5,100,000 shares of Common Stock, at a price of $20.00 per share (the "Offering"). Prior to the Offering, the Company was a wholly-owned subsidiary of WMS Industries Inc. ("WMS"). WMS is a leading designer, manufacturer and marketer of gaming equipment and coin-operated pinball and novelty games. On April 6, 1998, WMS distributed, on a pro rata basis to its stockholders, the remaining 33,400,000 shares (or 86.8%) of the Company's Common Stock owned by WMS (the "Distribution"). Pursuant to the Distribution, WMS stockholders received 1.19773 shares of Midway Common Stock for each share of WMS common stock owned. Fractional shares were sold and the net proceeds thereof paid in cash. WMS continues to provide certain administrative, accounting and information services and facilities to the Company and acts as a contract manufacturer for the Company's coin-operated video games. The Company provides certain sales and marketing services to WMS. See "Certain Relationships and Related Transactions" below.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

PRINCIPAL STOCKHOLDERS

     The following table sets forth certain information as of the Record Date concerning persons which, to the knowledge of Midway, beneficially own more than 5% of the outstanding shares of Common Stock:

                                                               NUMBER OF
                                                               SHARES OF      PERCENTAGE OF
                                                              COMMON STOCK     OUTSTANDING
                                                              BENEFICIALLY       COMMON
            NAME AND ADDRESS OF BENEFICIAL OWNER                 OWNED            STOCK
            ------------------------------------              ------------    -------------
Sumner M. Redstone and National Amusements, Inc.............   8,865,636(1)       23.9%
  200 Elm Street
  Dedham, MA 02026

---------------
(1) The number of shares reported is based upon information contained in the Amendment Number One to Schedule 13D filed with the Securities and Exchange Commission by Sumner M. Redstone on October 22, 1998. Pursuant to such Form, Mr. Redstone and National Amusements, Inc., a Maryland corporation, reported beneficial ownership of and sole investment power with respect to 4,692,865 and 4,172,771 shares, respectively, of the Common Stock. As a result of his stock ownership in National Amusements, Inc., Mr. Redstone is deemed the beneficial owner of the shares of Common Stock owned by National Amusements, Inc.

SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth, as of the Record Date, certain information concerning beneficial ownership of shares of Common Stock by each director of Midway, each executive officer of Midway and by all directors and executive officers of Midway as a group:

                                                            NUMBER OF
                                                            SHARES OF      PERCENTAGE OF
                                                          COMMON STOCK      OUTSTANDING
                                                          BENEFICIALLY        COMMON
          NAME AND ADDRESS OF BENEFICIAL OWNER              OWNED(1)         STOCK(2)
          ------------------------------------            -------------    -------------
Harold H. Bach, Jr.*....................................      121,674(3)         **
William C. Bartholomay..................................       80,370(4)         **
Byron C. Cook*..........................................      158,589(3)         **
Orrin J. Edidin.........................................          500            **
Kenneth J. Fedesna......................................      132,463(3)         **
William E. McKenna......................................       51,958(4)         **
Norman J. Menell........................................       52,506(4)         **
Louis J. Nicastro.......................................       50,547(4)         **
Neil D. Nicastro........................................      888,458(5)        2.4%
Harvey Reich............................................       51,277(4)         **
Ira S. Sheinfeld........................................       56,801(4)         **
Gerald O. Sweeney, Jr.*.................................       35,000(4)         **
Richard D. White*.......................................       35,000(4)         **
Directors and Executive Officers as a group (13
  persons)..............................................    1,715,143(6)        4.5%

---------------
 *  Nominee for Director

**  Less than 1%

(1) Pursuant to Rule 13d-3(d)(1) of the Securities Exchange Act of 1934, as amended, shares underlying options are deemed to be beneficially owned if the holder of the option has the right to acquire beneficial ownership of such shares within 60 days.

(2) For purposes of calculating the percentage of outstanding shares of Common Stock, shares issuable to such person upon the exercise of stock options within 60 days have been deemed to be outstanding.

(3) Includes 90,000 shares of Common Stock which the reporting person has the right to acquire upon the exercise of stock options.

(4) Includes 35,000 shares of Common Stock which the reporting person has the right to acquire upon the exercise of stock options.

(5) Includes 430,000 shares of Common Stock which the reporting person has the right to acquire upon the exercise of stock options.

(6) Includes an aggregate of 980,000 shares of Common Stock which directors and executive officers have the right to acquire upon the exercise of stock options.

                 PROPOSAL 1 -- ELECTION OF CLASS III DIRECTORS

     Upon approval by the Company's stockholders at the 1998 Annual Meeting of Stockholders, the Board of Directors was divided into three classes. The initial term of office for the Class III directors expires at the Annual Meeting; the initial term of office for the Class II directors expires at the Annual Meeting of Stockholders to be held in 2000; and the initial term of the Class I directors expires at the Annual Meeting of Stockholders to be held in 2001. Upon expiration of the initial staggered terms, directors will be elected for three year terms to succeed those directors whose terms expire.

     Upon the recommendation of the Nominating Committee, four (4) persons are to be elected to serve as Class III Directors for a term of three (3) years and until their respective successors are duly elected and qualified. All of the nominees are at present Class III Directors of the Company. Should any of the nominees be unable to serve or refuse to serve as a director (an event which the Board does not anticipate), proxies solicited hereunder will be voted in favor of those nominees who do remain as candidates and may be voted for substituted nominees.

        NAME OF CLASS III DIRECTOR                     POSITION WITH COMPANY AND              DIRECTOR
              NOMINEE (AGE)                               PRINCIPAL OCCUPATION                 SINCE
        --------------------------                     -------------------------              --------
Harold H. Bach, Jr. (66)..................  Executive Vice President -- Finance, Treasurer      1996
                                            and Chief Financial Officer and Director of the
                                            Company and Vice President -- Finance,
                                            Treasurer, Chief Financial and Chief Accounting
                                            Officer of WMS
Byron C. Cook (44)........................  Executive Vice President -- Home Video and          1996
                                            Director of the Company
Gerald O. Sweeney, Jr. (46)...............  Director of the Company and Attorney, Lord,         1996
                                            Bissell & Brook
Richard D. White (44).....................  Director of the Company and Managing Director,      1996
                                            CIBC Wood Gundy Capital Corp.

     HAROLD H. BACH, JR. became a Director, Executive Vice President -- Finance and Chief Financial Officer of the Company on August 30, 1996. Previously, Mr. Bach served as Senior Vice President -- Finance, Treasurer and Chief Financial Officer of the Company from September 17, 1990 to August 30, 1996, and he has served as Treasurer continuously since December 1, 1994. Additionally, Mr. Bach is also the Vice President -- Finance, Chief Financial and Chief Accounting Officer of WMS. Prior to joining WMS, Mr. Bach was a partner in the accounting firms of Ernst & Young (1989-1990) and Arthur Young & Company (1967-1989).

     BYRON C. COOK became a Director and Executive Vice President -- Home Video of the Company on August 30, 1996. Mr. Cook is also the President and Chief Operating Officer of Midway Home Entertainment Inc., a wholly-owned subsidiary of the Company, positions he assumed upon the acquisition of Tradewest Inc. in April 1994. Prior to the acquisition, Mr. Cook was President of Tradewest Inc. (1988-1994) as well as a co-founder thereof.

     GERALD O. SWEENEY, JR. has been a member of the law firm Lord, Bissell & Brook, Chicago, Illinois for in excess of five years. He was elected as a Director of the Company in November 1996.

     RICHARD D. WHITE has been a Managing Director of CIBC Wood Gundy Capital Corp., New York, New York, an affiliate of CIBC Oppenheimer Corp., and its predecessor, for in excess of five years and was elected as a Director of the Company in October 1996. Mr. White is also director of Vestcom International, Inc.

     The remaining incumbent directors, whose terms of office have not expired, are as follows:

                                                     POSITION WITH THE COMPANY AND            DIRECTOR
                NAME (AGE)                                PRINCIPAL OCCUPATION                 SINCE
                ----------                           -----------------------------            --------
Class I Directors: Term expiring at the Company's 2001 Annual Meeting
Neil D. Nicastro (41).....................  Chairman of the Board of Directors, President,      1988
                                            Chief Executive Officer and Chief Operating
                                            Officer of the Company
William C. Bartholomay (70)...............  Director of the Company and President of Near       1996
                                            North National Group
Norman J. Menell (67).....................  Director of the Company and Vice Chairman of the    1996
                                            Board of WMS
Louis J. Nicastro (70)....................  Director of the Company and Chairman of the         1988
                                            Board, President and Chief Executive Officer of
                                            WMS
Class II Directors: Term expiring at the Company's 2000 Annual Meeting
Kenneth J. Fedesna (48)...................  Executive Vice President -- Coin-Op Video and       1996
                                            Director of the Company and Vice President and
                                            General Manager of Williams Electronics Games,
                                            Inc.
William E. McKenna (79)...................  Director of the Company and General Partner, MCK    1996
                                            Investment Company
Harvey Reich (69).........................  Director of the Company and Attorney                1996
Ira S. Sheinfeld (60).....................  Director of the Company and Attorney, Squadron,     1996
                                            Ellenoff, Plesent & Sheinfeld LLP

     NEIL D. NICASTRO has been the President and Chief Operating Officer of the Company since July 1, 1991 and a Director since July 29, 1988. On July 26, 1996, Mr. Nicastro became Chairman of the Board of Directors and Chief Executive Officer of the Company, having served as Co-Chief Executive Officer and Chief Operating Officer since December 1, 1994. Mr. Nicastro served as President and Chief Operating Officer (1991-1995), Treasurer (1991-1994), Executive Vice President and Treasurer (1989-1991) and Senior Vice President and Treasurer (1988-1989). Mr. Nicastro has also served as a Director of WMS since 1986 and as consultant to WMS since April 6, 1998. Mr. Nicastro was elected President of WMS June 18, 1991, sole Chief Executive Officer June 26, 1996, Co-Chief Executive Officer August 29, 1994 and Chief Operating Officer September 30, 1990. Mr. Nicastro resigned his officerships with WMS on April 6, 1998, the date WMS completed the Distribution.

     WILLIAM C. BARTHOLOMAY is President of Near North National Group, Chicago, Illinois (insurance brokers) and Chairman of the Board of the Atlanta Braves (National League Baseball). He has served as Vice Chairman of Turner Broadcasting System, Inc., a division of Time Warner Inc. since April 1994 having also held that office during the period 1976-1992 and having served as a Director (1976-1994). He also served as Vice Chairman of the Board of Directors of Frank B. Hall & Co. Inc. (1974-1990). Mr. Bartholomay has also served as a Director of WMS since 1981 and was elected as a Director of the Company in October 1996.

     NORMAN J. MENELL has been Vice Chairman of the Board of Directors of WMS since 1990 and a Director of WMS since 1980. He also served as President (1988-1990), Chief Operating Officer (1986-1990) and Executive Vice President (1981-1988) of WMS and was elected as a Director of the Company in October 1996.

     LOUIS J. NICASTRO has been the President and Chief Executive Officer of WMS since April 6, 1998. He has served as Chairman of the Board of Directors of WMS since its incorporation in 1974. Mr. Nicastro has also served WMS as Co-Chief Executive Officer (1994-1996), Chief Executive Officer (1974-1994), President (1985-1988 and 1990-1991) and Chief Operating Officer (1985-1986 and 1998). Mr. Nicastro also served as Chairman of the Board and Chief Executive Officer of WHG Resorts & Casinos Inc. and its predecessors from 1983 until January 1998. Mr. Nicastro was a Director of the Company from 1988 until June 26, 1996. He rejoined the Company as a Director on August 30, 1996. Mr. Nicastro also served as Chairman of the Board and Co-Chief Executive Officer of the Company from December 1, 1994 to June 26, 1996, Chairman of the Board and Chief Executive Officer of the Company (1988-1994), and President of the Company (1988-1989 and 1990-1991).

     KENNETH J. FEDESNA became a Director and Executive Vice
President -- Coin-Op Video of the Company on August 30, 1996. Mr. Fedesna served as Vice President and General Manager of the Company from July 29, 1988 to August 30, 1996. He has also served as Vice President and General Manager of Williams Electronics Games, Inc., a wholly-owned subsidiary of WMS, for in excess of five years and was a Director of WMS from 1993 until his resignation on April 6, 1998.

     WILLIAM E. MCKENNA has served as a General Partner of MCK Investment Company, Beverly Hills, California for in excess of five years. He also is a Director of California Amplifier, Inc., Drexler Technology Corporation and Safeguard Health Enterprises, Inc. Mr. McKenna has also served as a Director of WMS since 1981 and was elected as a Director of the Company in October 1996.

     HARVEY REICH was a member of the law firm of Robinson Brog Leinwand Greene Genovese & Gluck, P.C., New York, New York and its predecessor firms for in excess of five years until his retirement from that firm in July 1998. He has also served as a Director of WMS since 1983 and was elected as a Director of the Company in October 1996.

     IRA S. SHEINFELD has been a member of the law firm of Squadron, Ellenoff, Plesent & Sheinfeld LLP, New York, New York for in excess of five years. He has also served as a Director of WMS since 1993 and was elected as a Director of the Company in October 1996.

REQUIRED VOTE

     The affirmative vote of a plurality of the shares of Common Stock present in person or by proxy at the Annual Meeting is required to elect the Class III Directors.

     THE FOUR INDIVIDUALS NAMED ABOVE WILL BE PLACED IN NOMINATION FOR ELECTION AS CLASS III DIRECTORS. THE BOARD RECOMMENDS THAT YOU VOTE "FOR" THE NOMINEES FOR ELECTION AS CLASS III DIRECTORS.

THE BOARD OF DIRECTORS

     The Board of Directors is responsible for the overall affairs of the Company. To assist it in carrying out its duties, the Board has delegated certain authority to several committees. The majority of the Board, eight of the twelve directors, are neither officers nor employees of the Company or its subsidiaries.

     During the 1998 fiscal year, the Board of directors of the Company held five meetings. All other action taken by the Board was by the unanimous written consent of the members after review of proposals presented to each member. Each director attended more than 75% of the aggregate of meetings of the Board and committees on which he served during the fiscal year.

DIRECTOR COMPENSATION

     The Company pays a fee of $22,500 per annum to each director who is not also an employee of the Company or any of its subsidiaries. Each such director who serves as the chairman of any committee of the Board of Directors receives a further fee of $2,500 per annum for his services in such capacity and each other member of the Company's Audit Committee receives an additional fee of $2,500 per annum. Five of the Company's eight non-employee directors also serve on the Board of Directors of WMS and receive compensation therefor.

     Additionally, immediately prior to the Offering the Company granted market priced options to purchase 25,000 shares of Common Stock to each of its non-employee directors. Subsequent to the Offering, the Company granted options to purchase 25,000 shares of Common Stock to Mr. Gerald O. Sweeney, Jr., a non-employee director of the Company who was elected to the Board of Directors after the Offering in November 1996. In May 1998, the Company granted market priced options to purchase an additional 10,000 shares of Common Stock to each of its non-employee directors. See "Stock Option Plans" below.

     Pursuant to the Adjustment Plan described below, Mr. Sheinfeld received 18,202 shares of WMS common stock valued at $604,648 and cash in the amount of $1,236,277. Messrs. Reich, Menell, McKenna and Bartholomay each received 10,731 shares of WMS common stock valued at $356,470 and cash in the amount of $728,799. Under the Adjustment Plan, Mr. Louis J. Nicastro was entitled to payments valued at $10,406,059 and an adjustment of the exercise price of his WMS stock options to $3.519 per share. At the request of the Board of Directors of WMS, in order to raise cash used by WMS in connection with the Adjustment Plan, shortly before the Distribution, Mr. Nicastro exercised his options to purchase 629,554 shares of Common Stock. Shortly thereafter, Mr. Nicastro sold such shares in the public market and received from the Company a payment of $4,956,640 representing the difference between $10,406,059 and the net amount he received from the exercise and sale of such shares.

COMMITTEES OF THE BOARD OF DIRECTORS

     The Audit Committee is currently composed of four members: Messrs. McKenna (Chairman), Bartholomay, Sheinfeld and White. This Committee is charged with meeting periodically with the independent auditors and Company personnel with respect to the adequacy of internal accounting controls, receiving and reviewing the recommendations of the independent auditors, recommending the appointment of auditors and reviewing the scope of the audit and the compensation of the independent auditors, reviewing consolidated financial statements and, generally, reviewing the Company's accounting policies and resolving potential conflicts of interest. During the 1998 fiscal year this Committee held three meetings.

     The Nominating Committee is currently composed of Messrs. L. J. Nicastro (Chairman) and Bartholomay. This Committee is charged with making recommendations with respect to the nomination of candidates for election to the Board and does not accept recommendations from stockholders of the Company. During the 1998 fiscal year this Committee did not hold any meetings, taking all action by the unanimous written consent of its members.

     The Negotiating Committee is currently composed of Messrs. G. O. Sweeney, Jr. (Chairman) and R. D. White. This Committee is charged with the responsibility for reviewing and authorizing any agreement to be entered into in the future, and any modification to any existing agreement between the Company and WMS. During fiscal 1998 this Committee met three times and took other action by unanimous written consent of the members.

     The Stock Option Committee is currently composed of Messrs. Reich (Chairman) and McKenna. This Committee approves the selection of individuals for participation in, and determines the timing, pricing and the amount of option grants under the provisions of, the Company's 1996 Stock Option Plan and 1998 Stock Option Plan other than formula awards made to Non-Employee Directors of the Company. During the 1998 fiscal year this Committee did not hold any meetings, taking all action by the unanimous written consent of the members.

     The Compensation Committee is currently composed of Messrs. Bartholomay (Chairman), McKenna and Reich. This Committee is charged with making recommendations regarding the compensation of senior management personnel. During the 1998 fiscal year this Committee held one meeting and took other action by unanimous written consent of the members.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     No member of the Company's Compensation Committee or Stock Option Committee is an employee or officer of the Company, and no officer, director or other person had any relationship required to be disclosed herein.

                               EXECUTIVE OFFICERS

     The following individuals were elected to serve in the capacities set forth below until the 1999 Annual Meeting of the Board of Directors and until their respective successors are duly elected and qualified.

         NAME             AGE                             POSITION
         ----             ---                             --------
Neil D. Nicastro......    42    Chairman of the Board of Directors, President, Chief
                                Executive Officer and Chief Operating Officer
Harold H. Bach, Jr....    66    Executive Vice President -- Finance, Treasurer and Chief
                                Financial Officer
Byron C. Cook.........    44    Executive Vice President -- Home Video
Kenneth J. Fedesna....    48    Executive Vice President -- Coin-Op Video
Orrin J. Edidin.......    37    Vice President, Secretary and General Counsel

     The principal occupation and employment of Messrs. Neil D. Nicastro, Bach, Cook and Fedesna during the last five years is set forth on pages 5 and 6 hereof.

     Mr. Edidin has served as Vice President, Secretary and General Counsel of the Company since June 30, 1997. Mr. Edidin served as Associate General Counsel of Fruit of the Loom, Inc., an apparel company, from August 1992 until May 1997. Mr. Edidin has also served as Vice President, Secretary and General Counsel of WMS since May 30, 1997.

                             EXECUTIVE COMPENSATION

     To provide stockholders with an understanding of the Company's executive compensation program, the following are presented below: (i) the Summary Compensation Table; (ii) the Stock Option Tables; (iii) the Joint Report by the Compensation and Stock Option Committees of the Board of Directors on Fiscal 1998 Executive Compensation; (iv) the Corporate Performance Graph; and (v) a description of Employment Agreements.

                           SUMMARY COMPENSATION TABLE

     The executive officers of the Company (other than Mr. Neil D. Nicastro and Mr. Byron C. Cook) received no compensation from the Company during the fiscal years ended June 30, 1998, 1997 or 1996. The Summary Compensation Table below sets forth the cash compensation paid by WMS (or in the case of (i) Mr. Nicastro, (A) for the period from the date of the Offering until the date of the Distribution, by WMS and the Company, and (B) for the period from the date of the Distribution through June 30, 1998, by the Company and (ii) Mr. Cook, by the Company) for service in all capacities (including on behalf of the Company) during the fiscal years ended June 30, 1998, 1997 and 1996 to each of the Company's executive officers who served during such period and whose compensation from WMS or the Company exceeded $100,000. Pursuant to the Manufacturing and Services Agreement between WMS and the Company, after the Offering and until the Distribution the compensation paid by WMS to the executive officers of the Company (other than Messrs. Nicastro and Cook) was allocated to the Company based upon estimates by management of the Company and management of WMS of the percentage of time devoted to the Company. After the Distribution, compensation paid by WMS to the executive officers of the Company (other than Messrs. Nicastro and Cook) is reimbursed by the Company in amounts equal to the Company's allocated cost pursuant to the Temporary Support Services Agreement between WMS and the Company. Management of the Company believes that such executive officers devoted 40% to 70% of their time to the Company during fiscal 1998. The results of operations for each of the fiscal years ended June 30, 1998, 1997 and 1996 include an allocation of the compensation of the Company's executive officers based on estimates by management of WMS. See "Certain Relationships and Related Transactions" below for a description of the Manufacturing and Services Agreement and the Temporary Support Services Agreement.

                                                                             LONG TERM
                                                                            COMPENSATION
                                                    ANNUAL COMPENSATION        AWARDS
                                                   ---------------------    ------------
                                                                             SECURITIES      ALL OTHER
                                                                             UNDERLYING     COMPENSATION
       NAME AND PRINCIPAL POSITION          YEAR   SALARY($)   BONUS($)    OPTIONS(#)(1)       ($)(2)
       ---------------------------          ----   ---------   ---------   --------------   ------------
Neil D. Nicastro(3).......................  1998    575,000    1,387,820      150,000          47,074(4)
  Chairman of the Board, Chief Executive    1997    600,000      969,160      500,000          54,632(4)
  Officer, President and Chief Operating    1996    532,500      267,600           --          35,791(4)
     Officer
Harold H. Bach, Jr. ......................  1998    300,000      220,000       50,000              --
  Executive Vice President -- Finance,      1997    300,000      175,000      100,000              --
  Treasurer and Chief Financial Officer     1996    262,500       67,800           --              --
Byron C. Cook.............................  1998    300,000      350,000       50,000              --
  Executive Vice President -- Home Video    1997    300,000      250,000      100,000              --
                                            1996    250,000      150,000           --              --
Kenneth J. Fedesna........................  1998    310,000      150,000       50,000           2,500(5)
  Executive Vice President -- Coin-Op       1997    310,000      150,000      100,000           2,500(5)
     Video                                  1996    267,500       66,000           --           2,500(5)
Orrin J. Edidin...........................  1998    180,000       75,000       35,000              --
  Vice President, Secretary and General
  Counsel

---------------
(1) Excludes options to purchase shares of WMS common stock, all of which were granted at an exercise price equal to market value on the date of grant. In fiscal 1998, Mr. Nicastro received options to purchase 250,000 shares of WMS common stock, and Mr. Edidin received 25,000 options to purchase WMS common stock. In fiscal 1997, Mr. Edidin received 25,000 options to purchase WMS common stock.

(2) Excludes adjustments to WMS options made pursuant to the adjustment plan described under "Compensation from WMS Option Adjustment" below.

(3) Mr. Nicastro also received severance payments from WMS in fiscal 1998 consisting of $2,500,000 in addition to the stock options described in footnote 1 above. See "Employment Agreements" below.

(4) Amount shown for Mr. Neil D. Nicastro includes for fiscal 1998, 1997 and 1996 life insurance premiums of $1,571, $1,467 and $691, respectively, and $45,503, $53,165 and $35,100 for fiscal 1998, 1997 and 1996, respectively, accrual for contractual retirement benefits.

(5) Amount shown for Mr. Fedesna includes life insurance premiums.

                              STOCK OPTION TABLES

     The following table sets forth certain information with respect to options to purchase Common Stock granted during fiscal year 1998 under the Company's Stock Option Plans for the executive officers named in the Summary Compensation Table above.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                  INDIVIDUAL GRANTS                     POTENTIAL REALIZABLE
                                 ---------------------------------------------------          VALUE AT
                                               PERCENT OF                              ASSUMED ANNUAL RATE OF
                                 NUMBER OF    TOTAL OPTIONS                                  STOCK PRICE
                                 SECURITIES    GRANTED TO                                 APPRECIATION FOR
                                 UNDERLYING   EMPLOYEES IN    EXERCISE                     OPTION TERM (1)
                                  OPTIONS        FISCAL         PRICE     EXPIRATION   -----------------------
             NAME                GRANTED(#)      YEAR(%)      ($/SHARE)      DATE        5%($)        10%($)
             ----                ----------   -------------   ---------   ----------   ----------   ----------
Neil D. Nicastro...............  150,000(2)       31.6          16.50      5/17/08     1,556,514    3,944,512
Harold H. Bach, Jr.............   50,000(2)       10.5          16.50      5/17/08       518,838    1,314,837
Byron C. Cook..................   50,000(2)       10.5          16.50      5/17/08       518,838    1,314,837
Kenneth J. Fedesna.............   50,000(2)       10.5          16.50      5/17/08       518,838    1,314,837
Orrin J. Edidin................   35,000(3)        7.4          16.50      5/17/08       363,187      920,386

---------------
(1) The assumed appreciation rates are set pursuant to the rules and regulations promulgated under the Securities Exchange Act of 1934, as amended, and are not derived from the historical or projected prices of the Company's Common Stock. Total potential stock price appreciation from May 18, 1998 to May 17, 2008 for all stockholders based on the price of $16.50 per share of Common Stock on May 18, 1998 and a total of 38,500,000 shares of Common Stock then outstanding would be $399,505,000 and $1,012,425,000 at assumed rates of stock appreciation of 5% and 10%, respectively.

(2) Twenty percent of these options were immediately exercisable upon the date of the grant. The balance of the options become exercisable up to 40%, 60%, 80% and 100% of the total number of options granted upon the first, second, third and fourth anniversaries, respectively, of the date of the grant.

(3) This option becomes exercisable up to 10%, 30%, 60% and 100% of the total number of options granted upon the first, second, third and fourth anniversaries, respectively, of the date of the grant.

     The following table sets forth certain information with respect to the number and assumed values of options to purchase Common Stock owned by the executive officers named in the Summary Compensation Table above.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                                            NUMBER OF            VALUE OF
                                                                           SECURITIES          UNEXERCISED
                                                                           UNDERLYING          IN-THE-MONEY
                                                                       UNEXERCISED OPTIONS      OPTIONS AT
                                            SHARES                        AT 6/30/98(#)       6/30/98($)(1)
                                           ACQUIRED         VALUE        EXERCISABLE(E)       EXERCISABLE(E)
                 NAME                   ON EXERCISE(#)   REALIZED($)    UNEXERCISABLE(U)     UNEXERCISABLE(U)
                 ----                   --------------   -----------   -------------------   ----------------
Neil D. Nicastro......................       --              --            330,000(E)             --(E)
                                                                           320,000(U)             --(U)
Harold H. Bach, Jr....................       --              --             70,000(E)             --(E)
                                                                            80,000(U)             --(U)
Byron C. Cook.........................       --              --             70,000(E)             --(E)
                                                                            80,000(U)             --(U)
Kenneth J. Fedesna....................       --              --             70,000(E)             --(E)
                                                                            80,000(U)             --(U)
Orrin J. Edidin.......................       --              --                 --(E)             --(E)
                                                                            35,000(U)             --(U)

---------------

(1) Based on the difference between the exercise price of in-the-money options and the closing price of the Common Stock on the New York Stock Exchange on June 30, 1998, which was $15.625.

STOCK OPTION PLANS

     The Company has adopted a 1998 Non-Qualified Stock Option Plan (the "1998 Stock Option Plan") and a 1996 Stock Option Plan (the "1996 Stock Option Plan" and together with the 1998 Stock Option Plan, the "Stock Option Plans"). The Stock Option Plans provide for the granting of stock options to directors, officers, employees, consultants and advisors of the Company and its subsidiaries. The Stock Option Plans are intended to encourage stock ownership by directors, officers, employees, consultants and advisors of the Company and its subsidiaries and thereby enhance their proprietary interest in the Company. Subject to the provisions of the Stock Option Plans, the Stock Option Committee determines which of the eligible directors, officers, employees, consultants and advisors of the Company receive stock options, the terms, including applicable vesting periods, of such options, and the number of shares for which such options are granted.

     The total number of shares of the Company's Common Stock that may be purchased pursuant to stock options under the 1998 Stock Option Plan and the 1996 Stock Option Plan shall not exceed in the aggregate 750,000 and 2,000,000 shares, respectively. The option price per share with respect to each such option are determined by the Stock Option Committee and generally are not less than 100% of the fair market value of the Company's Common Stock on the date such option is granted as determined by the Committee. The 1998 Stock Option Plan and 1996 Stock Option Plan terminate in 2008 and 2006, respectively, unless terminated earlier.

     At November 30, 1998, options to purchase 475,000 shares of Common Stock exercisable at $16.50 per share were outstanding under the 1998 Stock Option Plan, 465,000 of which were held by directors and employees of the Company and 10,000 of which were held by advisors and consultants to the Company. At November 30, 1998, options to purchase 1,997,776 shares of Common Stock exercisable at prices ranging from $20.00 to $12.00 per share were outstanding under the 1996 Stock Option Plan, 1,947,776 of which were held by officers, directors and employees of the Company and 50,000 of which were held by advisors and consultants to the Company.

EXECUTIVE INCENTIVE PLAN

     On August 31, 1998, the Company adopted the Midway Games Inc. Executive Incentive Plan (the "EIP"). Eligible participants in the EIP include the business unit heads and the Chief Financial Officer and employees reporting directly to such persons and other key employees selected by the Chief Executive Officer. The EIP provides for annual bonus award opportunities which are expressed as a percentage of the participant's base salary. Target awards under the EIP are 50% of base salary for business unit heads and the Chief Financial Officer and from 20% to 35% of base salary for employees who directly report to unit heads. The maximum award under the EIP for any plan year is two times the target award. No payments were made under the EIP during fiscal 1998. The EIP expires on June 30, 2000.

     Awards under the EIP are calculated based upon increases in operating income (as defined) for the Company and the particular business unit as compared to average earnings for the Company and such unit for the prior three-year period; provided, however, that initial Awards for the first year of the EIP are based on the prior two-year period. Target awards are met if the Company and the business units achieve a 30% increase in operating income, and no bonus is paid under the EIP unless at least 5% growth is achieved. Awards may be increased or decreased in the discretion of the Chief Executive Officer by up to 25% based upon individual participant performance factors, consistency of quarter-to-quarter business unit earnings growth and other performance elements determined by the Chief Executive Officer.

1998 STOCK INCENTIVE PLAN

     On November 24, 1998, the Board of directors and the Stock Option Committee adopted the 1998 Stock Incentive Plan (the "Incentive Plan") intended to provide a method pursuant to which employees, including officers of the Company and its subsidiaries, and certain other persons who provided services to the Company, may purchase an aggregate of up to 750,000 shares of Common Stock and up to an aggregate of 2,250,000 additional shares of Common Stock issuable pursuant to the exercise of options.

     During one or more offering periods designated by the Stock Option Committee, the first of which expires on January 29, 1999, each eligible employee may subscribe for and purchase from the Company shares of Common Stock under the Incentive Plan ("Purchased Shares") valued at up to 1.5 times his or her annual compensation. For each Purchased Share, options to purchase an additional three shares of Common Stock are issued to the purchaser. The total number of shares of Common Stock that may be purchased and options issued under the Incentive Plan will be proportionately reduced by the Stock Option Committee in the event that eligible employees subscribe for more than the maximum number of shares and options specified above.

     The options issued to a purchaser of shares will vest one year after the applicable offering period if such purchaser remains an employee. The Company will hold the Purchased Shares in escrow for six months, and during that period, the employee may not sell any Purchased Shares, take a short position or a put option in any Common Stock or reduce his investment risk. The exercise price of each option is the closing stock price of the shares of Common Stock on the New York Stock Exchange on the date of issuance (the last day of the applicable offering period). The term of each option issued under the Incentive Plan is ten years, subject to earlier termination as provided in the Incentive Plan. The Stock Option Committee or the Board has authority to make certain determinations under the Incentive Plan, including as to the transferability of options, the terms of payment upon exercise and the adjustment of options in case of certain reorganization, distribution or other corporate events.

     The Incentive Plan is not subject to the provision of ERISA, and options issued under the Incentive Plan are not qualified under the provisions of
Section 422 of the Internal Revenue Code of 1986, as amended. The term of the Incentive Plan ends on November 23, 2008, subject to earlier termination as provided in the Incentive Plan.

COMPENSATION FROM WMS OPTION ADJUSTMENT

     As of the date of the Distribution, certain of the Company's directors and officers held options to purchase shares of WMS common stock. Each of WMS's four Stock Option Plans in effect prior to the Distribution provided that in the event of a dividend or other distribution, such as the Distribution, outstanding options were to be adjusted so as to prevent dilution of the benefits or potential benefits intended to be made available by the options. WMS adopted an adjustment plan (the "Adjustment Plan") intended to prevent such dilution by giving option holders (i) the same number of options to acquire shares of WMS common stock after the Distribution (at adjusted exercise prices) as such holders held at the time of the Distribution and (ii) compensation for the lost opportunity value represented by the shares of Common Stock being distributed in the Distribution. The Adjustment Plan also provided that such compensation be paid by WMS through a combination of cash and shares of WMS common stock.

     The consideration paid by WMS under the Adjustment Plan in fiscal 1998 to the persons named in the Summary Compensation Table is in addition to the amounts set forth therein and is as follows: Neil D. Nicastro received WMS Common Stock valued at $6,079,497 and cash in the amount of $12,428,476; Harold
H. Bach, Jr. received WMS Common Stock valued at $534,722 and cash in the amount of $1,093,193; Byron C. Cook received WMS Common Stock valued at $1,153,488 and cash in the amount of $3,485,699; Kenneth J. Fedesna received WMS Common Stock valued at $940,058 and cash in the amount of $1,921,830; and Orrin J. Edidin received cash in the amount of $49,442 in respect of Mr. Edidin's vested WMS options. Additional cash adjustment payments for the unvested portion of the options ($441,335 if Mr. Edidin is still serving WMS or the Company through the end of the vesting period) will be made in the fiscal years in which such options would have vested. The WMS common stock was valued at the average of the high and low prices for WMS common stock on the New York Stock Exchange on April 3, 1998, the last day of trading prior to the Distribution.

     Under the Adjustment Plan, Mr. Louis J. Nicastro was entitled to payments valued at $10,406,059 and an adjustment of the exercise price of his stock options to $3.519 per share. At the request of the Board of Directors of WMS, in order to raise cash used by WMS in connection with the Adjustment Plan, shortly before the Distribution, Mr. Nicastro exercised his options to purchase 629,554 shares of Common Stock. Shortly thereafter, Mr. Nicastro sold such shares in the public market and received from the Company a payment of $4,956,640, representing the difference between his entitlement of $10,406,059 and the net amount he received from the exercise and sale.

     JOINT REPORT OF THE COMPENSATION COMMITTEE AND STOCK OPTION COMMITTEE
                     ON FISCAL 1998 EXECUTIVE COMPENSATION

     The Compensation Committee is charged with making recommendations to the Board of Directors regarding the compensation of senior management personnel. To the extent stock options form a portion of a compensation package, the Compensation Committee works together with the Stock Option Committee, which is responsible for making recommendations regarding stock option grants and awards.

     It is the policy of the Compensation and Stock Option Committees to provide attractive compensation packages to senior management so as to motivate them to devote their full energies to the success of the Company, to reward them for their services and to align the interests of senior management with the interests of stockholders. The Company's executive compensation packages are comprised primarily of base salaries, annual contractual and discretionary cash bonuses, stock options and retirement and other benefits. It is the philosophy of the Compensation and Stock Option Committees that the Company be staffed with a small number of well compensated senior management personnel.

     In general, the level of base salary is intended to provide appropriate basic pay to senior management taking into account historical contributions to the Company and each person's unique value and the recommendation of the Chief Executive Officer. The amount of any discretionary bonus is subjective but is generally based on the actual performance of the Company in the preceding fiscal year, the special contribution of the executive to such performance and the overall level of the executive's compensation including other elements of the compensation package. The Company also has used stock options, which increase in value only if the Company's Common Stock increases in value, and which terminate a short time after an executive leaves the Company, as a means of long-term incentive compensation. The stock Option Committee determined the size of the stock option grants to the executive officers and to other employees throughout the Company on an individual, discretionary basis in consideration of financial corporate results and each recipient's performance, contributions and responsibilities without assigning specific weight to any of these factors.

     The salary and cash bonus paid to Mr. Neil D. Nicastro for the fiscal year 1998 was determined through a negotiated formula set forth in his employment agreements with the Company and with WMS which provided for bonus compensation as fully described under "Employment Agreements" below. In fiscal 1998, Mr. Neil
D. Nicastro received from the Company options to purchase 150,000 shares of Common Stock. Senior executives other than Mr. Neil D. Nicastro were granted discretionary bonuses for the 1998 fiscal year and also received from the Company options to purchase, in the aggregate, 185,000 shares of Common Stock. The decisions to pay such bonuses and to grant such stock options were subjective but involved consideration of the efforts expended by such executives as well as consideration of the financial performance of the Company. For information with respect to options held by senior management at fiscal year end, see "Stock Option Tables" set forth above.

     The Omnibus Budget Reconciliation Act of 1993 (the "Budget Act") generally provides that, for fiscal years commencing in 1994, compensation paid by publicly-held corporations to the chief executive officer and the four most highly paid senior executive officers in excess of one million dollars per year per executive will be deductible by the Company only if paid pursuant to qualifying performance-based compensation plans approved by stockholders of the Company. Compensation as defined by the Budget Act includes, among other things, base salary, incentive compensation and gains on stock option transactions. Since the ultimate value of an option cannot be determined until it is exercised or until the stock underlying the option is sold, executive compensation relating to options may, in a given year, exceed one million dollars. The Compensation Committee intends to consider, on a case by case basis, how the Budget Act will affect the Company's compensation plans and contractual and discretionary cash compensation. The Compensation Committee does not intend to request Mr. N. D. Nicastro or any other officer to submit their employment agreements for stockholder approval. See "Employment Agreements" below. Depending on the performance of the Company, payments to Mr. Nicastro under such agreement may exceed one million dollars in a particular fiscal year and such excess payments would not be deductible by the Company.

        The Compensation Committee                  The Stock Option Committee
          William C. Bartholomay, Chairman            Harvey Reich, Chairman
          Harvey Reich                                William E. McKenna
          William E. McKenna

The foregoing Joint Report of the Compensation Committee and Stock Option Committee on executive compensation shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates such information by reference.

                          CORPORATE PERFORMANCE GRAPH

     The following graph compares for the period beginning October 29, 1996 (the date trading of the Common Stock on the New York Stock Exchange commenced) and ending June 30, 1998 the annual percentage change in cumulative total stockholder return on the Common Stock with (1) the cumulative total return of the Standard and Poor's 500 Stock Index ("S&P 500") and (2) the cumulative total return of the Standard and Poor's Leisure Time Index ("S&P Leisure"). The graph assumes an investment of $100 on October 29, 1996 in the Common Stock and $100 invested at that time in each of the indexes and the reinvestment of dividends where applicable.

                               PERFORMANCE CHART

--------------------------------------------------------------------------------------------------------------------
                          1996                              1997                             1998
--------------------------------------------------------------------------------------------------------------------
Midway                    $100                              $102                             $ 74
--------------------------------------------------------------------------------------------------------------------
S&P 500                   $100                              $128                             $167
--------------------------------------------------------------------------------------------------------------------
S&P - Leisure             $100                              $122                             $147
--------------------------------------------------------------------------------------------------------------------

     The foregoing table shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates such information by reference.

                             EMPLOYMENT AGREEMENTS

     Mr. Neil D. Nicastro is employed as the Company's Chairman of the Board, President, Chief Executive Officer and Chief Operating Officer under the terms of an Employment Agreement dated as of July 1, 1996, which agreement was amended on March 5, 1998 (the "Amendment"). The Amendment became effective on April 6, 1998, the date of the Distribution. Prior to May 1, 1998, the employment agreement provided for salaried compensation at the rate of $300,000 per annum, plus bonus compensation in an amount equal to two percent of the pre-tax income of the Company. On May 1, 1998, Mr. Nicastro's base salary was increased to $600,000. For the fiscal year ending June 30, 1998, bonus compensation under the employment agreement was in an amount equal to two percent of the pre-tax income of the Company multiplied by the percentage of Common Stock outstanding which was not owned by WMS at June 30, 1998. The portion of Mr. Nicastro's bonus from WMS that was attributable to the pre-tax income of the Company through the date of the Distribution was charged to the Company pursuant to the Manufacturing and Services Agreement described in "Certain Relationships and Related Transactions" below. The employment agreement expires October 29, 2001, subject to automatic extensions in order that the term of Mr. Nicastro's employment shall at no time be less than three years. Upon Mr. Nicastro's retirement or death, the Company is required to pay to Mr. Nicastro or his designee, or if no designation is made, to his estate, for a period of seven years, an annual benefit equal to one-half of the annual base salary being paid to him on such retirement or death, as the case may be, but in no event less than $150,000 per annum. Such benefits are payable notwithstanding Mr. Nicastro's termination of employment for any reason.

     The employment agreement provides that Mr. Nicastro shall devote such time to the business and affairs of the Company as is reasonably necessary to perform the duties of his position. The Amendment to the employment agreement provides that Mr. Nicastro may continue to serve as a Director of and consultant to WMS as he deems appropriate. Upon the termination of Mr. Nicastro's employment with WMS, WMS paid Mr. Nicastro $2,500,000 in severance payments and granted him 10-year options to purchase 250,000 shares of WMS common stock at an exercise price equal to market value on the date of grant.

     Until April 6, 1998, Mr. Nicastro was employed by WMS pursuant to an employment agreement which provided for, among other things, full participation in all benefit plans available to senior executives of WMS and for reimbursement of all medical and dental expenses incurred by him or his spouse and incurred by his children under the age of twenty-one. Prior to the Amendment, Mr. Nicastro's employment agreement with the Company provided that should WMS fail for any reason to provide the aforementioned benefits to Mr. Nicastro, the Company and WMS would each provide such benefits to him at its expense. The Amendment provides that Mr. Nicastro will be entitled to participate and receive the benefits of all pension and retirement plans, bonus plans, health, life, hospital, medical and dental insurance (including reimbursement for all medical and dental expenses incurred by him, his spouse and his children under the age of twenty-one, to the extent such expenses are not otherwise reimbursed by insurance provided by the Company) and all other employee benefits and perquisites generally made available to employees of the Company. Additionally, the Company currently provides Mr. Nicastro with $2,000,000 of life insurance coverage in addition to the standard amount provided to Company employees. Prior to the Amendment and termination of Mr. Nicastro's employment with WMS, Mr. Nicastro was provided $1,000,000 of life insurance by each of the Company and WMS.

     Mr. Nicastro's employment agreement with the Company further provides for full compensation during periods of illness or incapacity; however, the Company may give 30 days' notice of termination if such illness or incapacity disables Mr. Nicastro from performing his duties for a period of more than six months. Such termination notice becomes effective if full performance is not resumed within 30 days after such notice and maintained for a period of two months thereafter. The employment agreement may be terminated at the election of Mr. Nicastro upon the occurrence without his consent or acquiescence of any one or more of the following events: (i) the placement of Mr. Nicastro in a position of lesser stature or the assignment to Mr. Nicastro of duties, performance requirements or working conditions significantly different from or at variance with those presently in effect; (ii) the treatment of Mr. Nicastro in a manner which is in derogation of his status as a senior executive; (iii) the cessation of service of Mr. Nicastro as a member of the Board of Directors of the Company;
(iv) the discontinuance or reduction of amounts payable or personal benefits available to Mr. Nicastro pursuant to such agreement; or (v) the requirement that Mr. Nicastro work outside his agreed upon metropolitan area. In any such event, and in the event the Company is deemed to have wrongfully terminated Mr. Nicastro's employment agreement under the terms thereof, the Company is obligated (a) to make a lump sum payment to Mr. Nicastro equal in amount to the sum of the aggregate base salary during the remaining term of his employment agreement (but in no event less than three times the highest base salary payable to him during the one-year period prior to such event), the bonus (assuming pre-tax income of the Company during the remainder of the term of the employment agreement is earned at the highest level achieved in either of the last two full fiscal years prior to such termination) and the retirement benefit (assuming the date of termination is his retirement date) otherwise payable under the terms of the employment agreement and (b) to purchase at the election of Mr. Nicastro all stock options held by him with respect to the Company's Common Stock at a price equal to the spread between the option price and the fair market price of such stock as defined in the agreement. The employment agreement may also be terminated at the election of Mr. Nicastro if individuals who presently constitute the Board of Directors, or successors approved by such Board members, cease for any reason to constitute at least a majority of the Board. Upon such an event, the Company may be required to purchase the stock options held by Mr. Nicastro and make payments similar to those described above.

     If payments made to Mr. Nicastro pursuant to the employment agreement after a wrongful termination of the employment agreement by the Company or after a change of control are considered "excess parachute payments" under Section 280G of the Internal Revenue Code of 1986, as amended, additional compensation is required to be paid to Mr. Nicastro to the extent necessary to eliminate the economic effect on him of the resulting excise tax. Pursuant to Section 280G, in addition to income taxes, the recipient is subject to a 20% nondeductible excise tax on excess parachute payments. An excess parachute payment is a payment in the nature of compensation which is contingent on a change of ownership or effective control and which exceeds the portion of the base amount (i.e., the average compensation for the five-year period prior to the change of control) allocable to the payment. These rules apply only if the present value of all payments of compensation (including non-taxable fringe benefits) at the time of a change of control is at least equal to three times the base amount. Excess parachute payments are not deductible by the Company.

     Midway Home Entertainment Inc. ("Midway Home"), a wholly-owned subsidiary of the Company, entered into an employment agreement with Mr. Byron C. Cook, the President and Chief Operating Officer of Midway Home. The agreement expired May 1, 1998. Mr. Cook's base salary in fiscal 1998 was $300,000 per annum. For fiscal 1998, Mr. Cook also received a bonus of $350,000. In addition, pursuant to the agreement, on May 2, 1994, Mr. Cook was awarded non-qualified stock options to purchase 200,000 shares of WMS common stock. The Company continues to employ Mr. Cook after expiration of the employment agreement upon similar terms and conditions.

     Effective July 1, 1998, the Company and Mr. Harold H. Bach, Jr., the Chief Financial Officer of the Company, entered into a three-year renewable employment agreement, pursuant to which Mr. Bach's base salary is $315,000 per annum, or such greater amount as may be determined by the Board of Directors. Mr. Bach has agreed not to engage in any business in competition with the Company for a period of one year after he leaves the Company. Mr. Bach is also entitled to participate in the Company's employee benefit plans generally available to executives of the Company. In the event of a change of control of the Company (as defined in the agreement), Mr. Bach is entitled, if he terminates his employment within 60 days thereafter, to a severance payment of up to three times his base annual salary. The agreement may be terminated by the Company upon 30 days' notice for cause (as defined in the agreement).

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

RELATIONSHIP WITH WMS

     Prior to the Offering, the Company was a wholly-owned subsidiary of WMS. As a result of the Offering, WMS' beneficial ownership of Common Stock was reduced from 100.0% to 86.8%. As a result of the Distribution, WMS does not own any Common Stock. A majority of the Company's directors are directors and/or officers of WMS. Additionally, two of the executive officers of the Company, Messrs. Bach and Edidin, are officers of WMS.

     In connection with the Distribution, the Company and WMS entered into the following agreements:

     Manufacturing Agreement. The Company and Williams Electronics Games, Inc. ("WEG"), a wholly owned subsidiary of WMS, entered into the Manufacturing Agreement with respect to the manufacture of coin-operated video games and kits. The Manufacturing Agreement became effective as of April 6, 1998 and will continue in effect for a period of three years and for successive renewal periods of six months each unless terminated (a) by either party for any reason upon six months' notice or (b) in the event of a material default under the Manufacturing Agreement or under the Confidentiality provisions of the Confidentiality and Non-Competition Agreement discussed below, immediately at the election of the non-defaulting party. Pursuant to this Agreement, all of the Company's coin-operated video games are manufactured by WEG at its facility in Waukegan, Illinois.

     WEG is required to allocate 65% of its combined production and storeroom square footage at the Waukegan plant to perform its obligations under the Manufacturing Agreement. The Company conducts its own design and engineering of coin-operated video games, including programming, graphic design, electrical engineering, sound engineering and model shop engineering. Certain production engineering activities, such as the design process for the assembly of each game, creating work station profiles and quality control of incoming parts and the assembly process are provided to the Company by WEG. Materials used in the manufacture of coin-operated video games which are unique to such games are purchased by the Company from third party vendors. Materials used in the manufacture of coin-operated video games which are common with materials used in the production of products sold by WEG (estimated to be 5.0% of total materials costs) are purchased by WEG and charged to the Company at actual cost plus 9.0%. All labor costs, including fringe benefits, directly associated with the manufacturing of coin-operated video games are charged to the Company at WEG's actual cost plus 9.0%. The Waukegan plant's operating costs are either identified as Company costs and charged to the Company or allocated as agreed between the parties. Such identified or allocated costs include, without limitation, manufacturing costs, materials management costs, quality assurance costs and administration costs. Plant operating costs of WEG paid by the Company under the Manufacturing Agreement are increased by 9.0%. The obligations of WEG under the Manufacturing Agreement are guaranteed by WMS.

     Cabinet Supply Agreement. The Company and Lenc-Smith Inc. ("Lenc-Smith"), a wholly owned subsidiary of WMS, entered into the Cabinet Supply Agreement with respect to the supply of cabinets for coin-operated video games. The Cabinet Supply Agreement became effective as of April 6, 1998 and will continue in effect for a period of three years and for successive renewal periods of six months each unless terminated (a) by either party for any reason upon six months' notice or (b) in the event of a material default, immediately at the election of the non-defaulting party.

     The Cabinet Supply Agreement provides that to initiate the purchase of video game cabinets, the Company shall issue a pricing inquiry to Lenc-Smith specifying the number of cabinets to be ordered and the cabinet specifications. Lenc-Smith then provides a formal quote on the pricing inquiry, and, upon agreement on a final price, a purchase order will be issued. Lenc-Smith ships all cabinets to WEG's Waukegan, Illinois plant for use in the manufacture of coin-operated video games. The Company may obtain competitive quotes and purchase cabinets from manufacturers other than Lenc-Smith.

     Spare Parts Sales and Service Agreement. The Company and Atari Games entered into the Spare Parts and Sales Service Agreement with WEG pursuant to which WEG sells spare parts for coin-operated video games produced on behalf of the Company and Atari Games. The agreement became effective as of April 6, 1998 and has the same term and is terminable in the same manner as the Cabinet Supply Agreement. Pursuant to the agreement, WEG must purchase and maintain an adequate inventory of spare parts needed by end-users of coin-operated video games of the Company and Atari Games. To the extent any parts are proprietary to the Company, the Company will sell or arrange for the sale of such parts to WEG. WEG will purchase all non-proprietary parts through its usual vendor sources or through the Company at negotiated prices. The Company and Atari Games are required to refer their customers to WEG for spare parts purchases during the term of the agreement. The agreement does not include warranty services, which services the Company is required to provide to its customers.

     Sales Agreement. The Company entered into the Sales Agreement with WEG effective April 6, 1998. The term of the agreement is the same as the term of the Cabinet Supply Agreement. During the term of the agreement, the Company will supply WEG with certain sales services, including sales testing for all new products developed by WEG, coordinating and negotiating print advertising and video presentations with third-party advertising and media firms, and negotiating distribution and sales agency agreements with third-party distributors. In consideration for such services, WEG will pay the Company $500,000 per annum plus a commission of 1.5% on the first $25.0 million of annual net sales of WEG products made by the Company and 1.0% on annual net sales of WEG products made by the Company in excess of $25.0 million. The commission for the period April 6, 1998 through June 30, 1998 was 1.5% of the first $6,250,000 of net sales made by the Company and 1.0% thereafter. An annual budget for marketing and testing will be developed and agreed upon in advance between the parties annually and modified quarterly upon mutual agreement. To the extent that additional services are provided which were not included in the budget, certain additional charges will be applicable for payroll, overhead and expense at the Company's cost plus 8.0%.

     Information Systems Service Agreement. The Company and WEG entered into an Information Systems Service Agreement effective as of April 6, 1998 for a term of three years with successive renewal periods of 18 months. The agreement is terminable by either party (a) upon 18 months' notice or (b) upon a material default, immediately by the non-defaulting party. Pursuant to the agreement, WEG provides the Company with access to its computer systems for business applications, including, without limitation, order entry, financial and manufacturing modules, marketing and sales and engineering (including electronic engineering documentation and blueprint systems) as well as support for the computer system. The agreement also provides that WEG will coordinate the provision and maintenance of cabling, wiring, switching components, routers and gateway and the purchasing, maintaining and upgrading of network services for the Company. These services include purchasing of desktop computers and related hardware as well as providing certain telecommunications service to the Company. The Company may also request WEG to provide services to develop the communications networking, operating and computer system of the Company and other related services. The Company pays WEG an amount equal to the cost to WEG for all services provided plus 6.6% of such cost.

     Confidentiality and Non-Competition Agreement. The Company entered into the Confidentiality and Non-Competition Agreement with WMS effective as of April 6, 1998. Pursuant to the agreement, either party may designate information regarding its business as confidential, which each party will use its best efforts to keep confidential. For a period of five years from the date of the agreement, neither party shall engage, directly or indirectly, in the business currently conducted by the other party (except that the Company may engage in any business related to coin-operated video game manufacturing, cabinet supply, spare parts sales and video-simulated non-mechanical pinball games). Additionally, for the greater of (i) the period from the date of the agreement until April 5, 2000 or (ii) a period ending one year after the date that any particular employee of the Company or WMS no longer is providing services to the other party pursuant to any of the agreements entered into in connection with the Distribution, such other party shall not, directly or indirectly, hire or solicit the employment of such employee or encourage such employee to leave his or her employment or induce any such employee to seek, accept or obtain employment by any person other than such employer.

     Right of First Refusal Agreement. The Company and WMS entered into the Right of First Refusal Agreement as of April 6, 1998 pursuant to which the Company was granted the right of first refusal with respect to any offer to WMS to purchase the Waukegan plant, or any material part thereof, which offer is not made in connection with the sale of substantially all of WMS' assets and business as a going concern or a sale of substantially all of the capital stock of WMS, and which WMS intends to accept. The term of the agreement is for 10 years expiring April 5, 2008.

     Third Parties Agreement. The Company entered into the Third Parties Agreement with WMS on April 6, 1998. The agreement governs the treatment of the numerous arrangements with third parties that WMS and the Company are party to with respect to game development, the obtaining or grant of licenses and other matters, which provide for, among other matters, the receipt of payments, the obligation or guaranty of an obligation to make payments to third parties, recoupment of prior advances, rights of first refusal and reporting and monitoring of intellectual property rights. The parties will allocate all other rights and obligations under third party arrangements so that the party receiving the benefit will bear the burden of such agreements. The agreement shall remain in effect so long as any third party arrangements remain outstanding.

     Temporary Support Services Agreement. The Company and WMS entered into a Temporary Support Services Agreement which provides, among other things, that WMS will supply all or a portion of the Company's administrative, legal and accounting, human resources, maintenance and janitorial and other agreed upon services, including the use of space by the Company in any WMS facility, as requested from time to time by the Company. In consideration for the services provided by WMS, the Company will pay WMS an amount equal to its direct or allocated cost (including, without limitation, wages, salaries, fringe benefits and materials), as indicated on monthly invoices supplied by WMS. The agreement was effective as of April 6, 1998 and will continue for a period of 18 months and for successive renewal periods of three months each; provided, however, that the agreement may be terminated by either party upon six months' notice, and each party may, upon 60 days' notice, terminate any one or more of the services provided, except the use of space by the Company in any WMS facility.

     Tax Separation Agreement. The Company has been a member of the consolidated group of corporations of which WMS was the common parent for federal income tax purposes (the "WMS Group") since 1988. Therefore, the Company is jointly and severally liable for any federal tax liability incurred by the WMS Group. The Company and WMS entered into the Tax Separation Agreement as of April 6, 1998. The agreement sets forth the parties respective liabilities for federal, state and local taxes as well as their agreements as a result of the Company and its subsidiaries ceasing to be members of the WMS Group. The Tax Separation Agreement governs, among other things, (i) the filing of tax returns with federal, state and local authorities, (ii) the carryover of any tax benefits of the Company, (iii) the treatment of the deduction attributable to the exercise of stock options to purchase WMS common stock which are held by employees or former employees of the Company and any other similar compensation related tax deductions, (iv) the treatment of certain net operating loss carrybacks, (v) the treatment of audit adjustments, (vi) procedures with respect to any proposed audit adjustment or other claim made by any taxing authority with respect to a tax liability of the Company or any of its subsidiaries. Certain other tax matters are addressed in the Tax Sharing Agreement which was entered into in connection with the Offering and which remains in full force and effect. See "Tax Sharing Agreement" below.

     Tax Indemnification Agreement. The Company entered into the Tax Indemnification Agreement with WMS effective as of April 6, 1998 providing for indemnifications in the event the Distribution fails to qualify under Section 355 of the Internal Revenue Code of 1986, as amended (the "Code"). Each of the parties agreed that for a period of two years after the Distribution, each would continue active conduct of its historic trade or business as conducted by it during the five-year period prior to the Distribution. The Company also agreed that to fund an acquisition, within one year after the Distribution, it would either (i) raise cash through an offering of shares of Common Stock or debentures with detachable warrants for shares of Common Stock or (ii) use shares of Common Stock as acquisition consideration. Additionally, each party agreed not to: (i) merge or consolidate with another entity; (ii) liquidate or partially liquidate; (iii) sell or transfer all or substantially all its assets in a single transaction or a series of transactions; (iv) redeem or otherwise repurchase any of its capital stock in a manner contrary to certain Internal Revenue Service ("IRS") revenue procedures; (v) enter into any transaction or make any change in its equity structure which may cause the Distribution to be treated as a plan pursuant to which one or more persons acquire directly or indirectly its common stock representing a "50 percent or greater interest" within the meaning of Section 355(d)(4) of the Code; or (vi) in the case of the Company except in connection with stock issued pursuant to an employee benefit or compensation plan and except as described in the private letter ruling issued in connection with the Distribution issue additional shares of its capital stock, unless such party first obtains the consent of the other party and, if applicable, the person or persons acquiring a "50 percent or greater interest" in such party have agreed to become jointly or severally liable for payments required to be made by such party pursuant to the Tax Indemnification Agreement.

     The Company will indemnify WMS with respect to any action referred to above which it takes or if it fails to issue Common Stock as set forth above which causes the Distribution to fail to qualify under Section 355 of the Code, against any federal, state and local taxes, interest, penalties and additions to tax imposed upon or incurred by the WMS Group or any member thereof. WMS will indemnify the Company and its subsidiaries against any and all federal, state and local taxes, interest, penalties and additions to tax resulting from the Distribution, other than any such liabilities for which the Company is required to indemnify WMS. The agreement also governs the procedures for indemnification, calculation of the amount of indemnified liability for income taxes and reduction of indemnity by income tax benefits from indemnified liabilities.

     In connection with the Offering, the Company and WMS entered into the following agreements:

     Manufacturing and Services Agreement. The Company and WMS entered into the Manufacturing and Services Agreement with respect to various aspects of their relationship after the Offering. As of the date of the Distribution, the Manufacturing Agreement referred to above superseded and replaced the Manufacturing and Services Agreement. The Manufacturing and Services Agreement became effective as of July 1, 1996. The Manufacturing and Services Agreement provided, among other things, for WMS to provide the Company with management, legal and administrative services and certain services for its coin-operated video games including, without limitation: (i) manufacturing; (ii) engineering support;
(iii) sales and marketing; (iv) warranty and field services; and (v) creative services.

     Materials used in the manufacture of coin-operated video games were purchased by the Company at its expense. Certain other manufacturing costs were allocated based upon units produced for the Company and the other amusement games businesses of WMS. All labor costs associated with the manufacturing of coin-operated video games were charged to the Company at actual cost to WMS. Certain management, legal and administrative expenses and sales and marketing expenses were allocated based upon the revenues of and/or units produced for the Company and the other amusement games businesses of WMS or other methods appropriate for the allocation of the particular expense.

     Tax Sharing Agreement. The Company and WMS entered into a Tax Sharing Agreement (the "Tax Sharing Agreement") (which remains in effect, except as provided in the Tax Separation Agreement referred to above) whereby WMS and the Company have agreed upon a method for: (i) determining the amount which the Company must pay to WMS in respect of federal income taxes; (ii) compensating any member of the WMS Group for use of its net operating losses, tax credits and other tax benefits in arriving at the WMS Group tax liability as determined under the federal consolidated return regulations; and (iii) providing for the receipt of any refund arising from a carryback of net operating losses or tax credits from subsequent taxable years and for payments upon subsequent adjustments. The amount the Company is required to pay to WMS in respect of federal income taxes is determined as if the Company was filing a separate tax return. If any two or more members of the WMS Group are required to elect, or WMS elects to cause two or more members of the WMS Group to file combined or consolidated income tax returns under state or local income tax law, the financial consequences of such filings among such members shall be determined in a manner as similar as practicable to those provided for under the Tax Sharing Agreement for federal taxes. The Tax Sharing Agreement is not binding on the IRS or upon state, local or foreign taxing authorities. The effectiveness of the Tax Sharing Agreement is therefore dependent on each member of the WMS Group having the ability to pay its relative share of taxes. Because the IRS or other taxing authorities can be expected to seek payment from WMS prior to seeking payment from the individual group members, it is likely that the Company would seek to enforce any rights it may have against WMS for sharing at a time when WMS was unable to pay its proportionate share of taxes.

     Patent License Agreement. The Company and WMS entered into a patent license agreement, which remains in effect, pursuant to which the Company and WMS each licensed to the other, on a perpetual, royalty-free basis, certain patents used in the development and manufacture of both coin-operated video games and video lottery terminals and other gaming machines.

OTHER RELATED PARTY TRANSACTIONS

     Mr. Neil D. Nicastro, Chairman of the Board, Chief Executive Officer, President and Chief Operating Officer of the Company, entered into a Termination Agreement with WMS, pursuant to which Mr. Nicastro's employment with WMS was terminated effective at the time of the Distribution. Pursuant to the Termination Agreement, Mr. Nicastro resigned as President, Chief Executive Officer and Chief Operating Officer of WMS. As full consideration for payments that would otherwise have been made to Mr. Nicastro under his employment agreement with WMS with respect to base salary, bonus, retirement and death benefits, Mr. Nicastro was paid a lump sum of $2,500,000, and he was granted 10-year options to purchase 250,000 shares of WMS common stock at an exercise price of $5.4375. Additionally, the $1,000,000 of life insurance coverage provided by WMS under Mr. Nicastro's employment agreement with WMS was transferred to the Company at the time of the Distribution.

     In connection with the Distribution, WMS also entered into a consulting agreement (the "Consulting Agreement") with Mr. Nicastro pursuant to which Mr. Nicastro agreed to make himself reasonably available at WMS's request, to render such services concerning WMS as the Board of Directors or the Chairman of the Board and Chief Executive Officer of WMS may reasonably request. The term of the Consulting Agreement is for five years from the date of the Distribution, and is automatically renewable for successive one year terms unless either party shall give notice of termination not less than six months prior to the end of the term then in effect. WMS pays Mr. Nicastro $1,000 per month for his services under the Consulting Agreement.

     Mr. Byron C. Cook, Executive Vice President -- Home Video and a Director of the Company, owned a one-third interest in each of the three companies, the operating assets and business of which were acquired by the Company in April 1994. The minimum purchase price of $14.1 million was paid at the closing, and the maximum additional payment of $36.0 million was paid during the four-year earn-out period.

     Mr. Ira S. Sheinfeld, a Director of each of the Company and WMS, is a member of the law firm of Squadron, Ellenoff, Plesent & Sheinfeld LLP which the Company and WMS retained to provide tax services during the 1998 fiscal year and which each proposes to retain for such services during the current fiscal year.

     Mr. Richard D. White, a Director of the Company, is a Managing Director of CIBC Wood Gundy Capital Corp., an affiliate of CIBC Oppenheimer Corp., the predecessor of which, Oppenheimer & Co., Inc., was one of the representatives of the underwriters of the Offering and which received customary compensation in connection therewith. CIBC Oppenheimer Corp. rendered financial advisory services to WMS in connection with the Distribution. Additionally, CIBC Oppenheimer Corp. and its predecessor have rendered financial advisory services to WMS in the past and received customary compensation in connection therewith.

     Mr. Gerald O. Sweeney, Jr., a Director of the Company, is a member of the law firm of Lord, Bissell & Brook which performs legal services for the Company from time to time.

              PROPOSAL 2 -- RATIFICATION OF 1999 STOCK OPTION PLAN

     On November 5, 1998, the Board of Directors of the Company, subject to the approval of stockholders, adopted the Company's 1999 Stock Option Plan (the "Plan") covering an aggregate of 1,750,000 shares of Common Stock.

     The Board of Directors has deemed that it is in the best interests of the Company to establish the Plan so as to provide employees of the Company and its subsidiaries, as well as directors, independent contractors and consultants of the Company and/or its subsidiaries an opportunity to acquire a proprietary interest in the Company by means of grants of options to purchase Common Stock in order to provide a closer identification of their interests with those of the Company and its stockholders. It is the opinion of the Board of Directors that by providing, to persons involved in the success of the Company, the opportunity to acquire an equity investment in the Company, the Plan will maintain and strengthen their desire to remain with the Company, stimulate their efforts on the Company's behalf, and also attract other qualified personnel to become employed by or otherwise become associated with the Company.

     No options have yet been granted pursuant to the Plan, and no specific grants or grant formulas have been made or established with respect to any person or class of persons under the Plan. The Board of Directors has directed that, subject to stockholder ratification of the Plan, the shares underlying the Plan be listed for trading on the New York Stock Exchange and registered pursuant to the Securities Act of 1933, and the Company intends to take steps to file a Registration Statement on Form S-8 to register such shares promptly after approval of this Proposal 2.

     The last sale price of the Common Stock on December 7, 1998 was $10.0625 per share.

SUMMARY OF THE PLAN

     The following discussion summarizes certain provisions of the Plan, which is qualified in its entirety by reference to the text of the Plan, copies of which are available for examination at the Securities and Exchange Commission and at the principal office of the Company, 3401 North California Avenue, Chicago, Illinois 60618. The Plan is intended to provide a method pursuant to which officers, directors, employees and certain consultants and advisors to the Company and its subsidiaries may be encouraged to acquire a proprietary interest in the Company and potentially to realize benefits from an increase in the value of the Common Stock, to provide such persons with greater incentive for their continued service to the Company and generally to promote the interests of the Company and its stockholders. Although the number and identity of individuals who will be eligible to participate in the Plan have not been determined, all directors and employees, including executive officers, of the Company will be eligible to participate in the Plan. The principal terms and conditions of the Plan are summarized below.

     Administration of the Plan. The Plan is administered by the Stock Option Committee (the "Committee") of the Board of Directors consisting of two or more persons who are appointed by, and serve at the pleasure of, the Board and each of whom is a "non-employee director" as that term is defined in Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). Subject to the express provisions of the Plan, the Committee has the discretion to make all determinations under the Plan, including to whom among those eligible, and the time or times at which, options will be granted, the number of shares to be subject to each option, the manner in and price at which options may be exercised and whether stock appreciation rights are associated with such options. In making such determinations, the Committee may take into account the nature and period of service of eligible employees, their level of compensation, their past, present and potential contributions to the Company and such other factors as the Committee in its discretion deems relevant. Options are designated at the time of grant as either "incentive stock options" intended to qualify under Section 422 of the Code or "non-qualified stock options" which do not so qualify.

     The Board of Directors may amend, suspend or terminate the Plan at any time, except that no amendment may be adopted without the approval of stockholders which would: (i) materially increase the maximum number of shares which may be issued pursuant to the exercise of options granted under the Plan;
(ii) materially modify the eligibility requirements for participation in the Plan; (iii) materially increase the benefits provided under the Plan to the extent that stockholder approval would then be required pursuant to Rule 16b-3 under the Exchange Act; or (iv) adversely affect the rights of a holder without his or her consent.

     Unless the Plan is terminated earlier by the Company Board, the Plan will terminate on January 25, 2009.

     Shares Subject to the Plan. Subject to adjustments resulting from changes in capitalization, no more than 1,750,000 shares of Common Stock may be issued pursuant to the exercise of options granted under the Plan. If any option expires or terminates for any reason, without having been exercised in full, the unpurchased shares subject to such option will be available again for purposes of the Plan. No employee may receive options in any calendar year to purchase more than 500,000 shares, and no one person may receive options covering more than 50% of the total number of shares subject to the Plan.

     The total number of shares of Common Stock that may be allocated pursuant to options granted under the Plan or that may be allocated to any one employee, the number of shares subject to outstanding options and stock appreciation rights, the exercise price for such options and other terms and conditions of options may be equitably adjusted by the Committee in the event of changes in the Company's capital structure resulting from certain corporate transactions, including a dividend or other distribution, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of shares or other securities of the Company or other corporate transaction, including a change of control, or other similar event. In addition, if the Company is involved in a merger, consolidation, acquisition, separation, reorganization, liquidation or other similar corporate transaction, the options granted under the Plan will be adjusted, assumed, or, under certain conditions, will terminate, subject to the right of the option holder to exercise his option, or a comparable option substituted at the discretion of the Company prior to such event. An incentive stock option may not be transferred other than by will or by laws of descent and distribution, and during the lifetime of the option holder may be exercised only by such holder. The Committee may permit non-qualified stock options to be transferrable under certain circumstances.

     Participation. The Committee is authorized to grant incentive stock options from time to time to such employees of the Company or its subsidiaries as the Committee, in its sole discretion, may determine, subject to certain limits. Employees and directors of the Company or its subsidiaries and consultants and advisors providing services to the Company or its subsidiaries are eligible to receive non-qualified stock options under the Plan.

     Transferability. Incentive stock options granted are not transferable except by will or pursuant to the laws of descent and distribution. Non-qualified stock options may be transferable, at the discretion of the Committee, to the extent specified in the Option agreement.

     Option Price. The exercise price of each option is determined by the Committee but may not, in any case, be less than 85% of the fair market value of the shares of Common Stock on the date of grant or, in the case of incentive stock options, be less than 100% of the fair market value of the shares of Common Stock on the date of grant. If an incentive stock option is to be granted to an employee who owns over 10% of the total combined voting power of all classes of the Company's stock, then the exercise price may not be less than 110% of the fair market value of the Common Stock covered by the incentive stock option on the date the option is granted.

     Acquisition of Shares. In order to assist an optionee in the acquisition of shares of Company Common Stock pursuant to the exercise of an option granted under the Plan, the Committee may authorize, among other things, (i) the extension of a loan to the optionee by the Company, (ii) the payment by the optionee of the purchase price of the Common Stock in installments or (iii) the guarantee by the Company of a loan obtained by the optionee from a third party. Such loans, installment payments or guarantees may be authorized without security and, in the case of incentive stock options, the rate of interest may not be less than the higher of the prime rate of a commercial bank of recognized standing or the rate of interest imputed under Section 483 of the Code. Subject to certain holding periods, Common Stock may be used to pay the exercise price of options.

     Terms of Options. The Committee has the discretion to fix the term of each option granted under the Plan, except that the maximum length of term of each option is 10 years, subject to earlier termination as provided in the Plan (five years in the case of incentive stock options granted to an employee who owns over 10% of the total combined voting power of all classes of the Company's stock).

     Termination of Service or Employment. Upon the termination of an optionee's service with the Company voluntarily by the optionee or for cause, all unexercised options or portions thereof held by such optionee shall expire and be forfeited as of such date. If an optionee quits his or her service with the written consent of the Company, or if the service of the optionee is terminated by the Company for reasons other than cause, such optionee may exercise his or her option within three months following such termination of service. If an optionee dies while in the service of the Company (or within three months thereafter for separation under the circumstances given in the previous sentence) such optionee's estate may exercise his or her option within one year following such death. The optionee may never exercise his or her option for more than the number of shares which he or she could have purchased as of the date of any termination.

FEDERAL INCOME TAX CONSEQUENCES

     The following discussion is only a summary of the principal Federal income tax consequences of the grant and exercise of options and is based on existing Federal law, which is subject to change, in some cases retroactively. This discussion is also qualified by the particular circumstances of each optionee, which may substantially alter or modify the Federal income tax consequences herein discussed. In addition, this summary does not address state and local tax consequences of the grant and exercise of options. The Plan is not subject to the provisions of ERISA.

     Non-qualified Options. An individual who is a United States taxpayer who is granted a non-qualified stock option under the Plan will not realize any income for Federal income tax purposes on the grant of an option. An optionee will realize ordinary income for Federal income tax purposes on the exercise of an option, provided the shares are not then subject to a substantial risk of forfeiture within the meaning of Section 83 of the Code ("Risk of Forfeiture"), in an amount equal to the excess, if any, of the fair market value of the shares of Common Stock on the date of exercise over the exercise price thereof. If the shares are subject to a Risk of Forfeiture on the date of exercise, the optionee will realize ordinary income for the year in which the shares cease to be subject to a Risk of Forfeiture in an amount equal to the excess, if any, of the fair market value of the shares at the date they cease to be subject to a Risk of Forfeiture over the exercise price, unless the optionee shall have made a timely election under Section 83(b) of the Code to include in his income for the year of exercise an amount equal to the excess of the fair market value of the shares of Common Stock on the date of exercise over the exercise price. The amount realized for tax purposes by an optionee by reason of the exercise of a non-qualified stock option granted under the Plan is subject to withholding by the Company, and, except under certain circumstances described below, the Company is entitled to a deduction in an amount equal to the income so realized by an optionee.

     Provided that an individual who is a United States taxpayer satisfies certain holding period requirements provided by the Code, such individual will realize long-term capital gain or loss, as the case may be, if the shares issued upon exercise of a non-qualified stock option are disposed of more than one year after (i) the shares are transferred to the individual or (ii) if the shares were subject to a Risk of Forfeiture on the date of exercise and a valid election under Section 83(b) of the Code shall not have been made, the date as of which the shares cease to be subject to a Risk of Forfeiture. The amount recognized upon such disposition will be the difference between the option holder's basis in such shares and the amount realized upon such disposition. Generally, an option holder's basis in the shares will be equal to the exercise price plus the amount of income recognized upon exercise of the option.

     Incentive Stock Options. An incentive stock option holder who meets the eligibility requirements of Section 422 of the Code will not realize income for Federal income tax purposes, and the Company will not be entitled to a deduction, on either the grant or the exercise of an incentive stock option. If the incentive stock option holder does not dispose of the shares acquired within two years after the date the incentive stock option was granted to him or within one year after the transfer of the shares to him, (i) any proceeds realized on a sale of such shares in excess of the option price will be treated as long-term capital gain and (ii) the Company will not be entitled to any deduction for Federal income tax purposes with respect to such shares.

     If an incentive stock option holder disposes of shares during the two-year or one-year periods referred to above (a "Disqualifying Disposition"), the incentive stock option holder will not be entitled to the favorable tax treatment afforded to incentive stock options under the Code. Instead, the incentive stock option holder will realize ordinary income for Federal income tax purposes in the year the Disqualifying Disposition is made, in an amount equal to the excess, if any, of the fair market value of the shares of Common Stock on the date of exercise over the exercise price.

     An incentive stock option holder generally will recognize a long-term capital gain or loss, as the case may be, if the Disqualifying Disposition is made more than one year after the shares are transferred to the incentive stock option holder. The amount of any such gain or loss will be equal to the difference between the amount realized on the Disqualifying Disposition and the sum of (x) the exercise price and (y) the ordinary income realized by the incentive stock option holder as the result of the Disqualifying Disposition. The Company will be allowed in the taxable year of a Disqualifying Disposition a deduction in the same amount as the ordinary income recognized by the incentive stock option holder.

     Notwithstanding the foregoing, if the Disqualifying Disposition is made in a transaction with respect to which a loss, if sustained, would be recognized to the incentive stock option holder, then the amount of ordinary income required to be recognized upon the Disqualifying Disposition will not exceed the amount by which the amount realized from the disposition exceeds the exercise price. Generally, a loss may be recognized if the transaction is not a "wash" sale, a gift or a sale between certain persons or entities classified under the Code as "related persons".

     Alternative Minimum Tax. For purposes of computing the Federal alternative minimum tax with respect to shares acquired pursuant to the exercise of incentive stock options, the difference between the fair market value of the shares on the date of exercise over the exercise price will be includable in alternative minimum taxable income in the year of exercise if the shares are not subject to a Risk of Forfeiture; if the shares are subject to a Risk of Forfeiture, the amount includable in alternative minimum taxable income will be taken into account in the year the Risk of Forfeiture ceases and will be the excess of the fair market value of the shares at the date they cease to be subject to a Risk of Forfeiture over the exercise price. The basis of the shares for alternative minimum tax purposes, generally, will be an amount equal to the exercise price, increased by the amount of the tax preference taken into account in computing the alternative minimum taxable income. In general, the alternative minimum tax is the excess of 26% of alternative minimum taxable income up to $175,000 and 28% of such income above $175,000 over the regular income tax, in each case subject to various adjustments and exemptions.

     Certain Limitations on Deductions for Federal Income Tax Purposes. Pursuant to Rule 162(m) of the Code and the regulations promulgated thereunder, the Company is not able to deduct compensation to certain employees to the extent compensation exceeds $1.0 million per tax year. Covered employees include the chief executive officer and the four other highest paid senior executive officers of the Company for the tax year. Certain performance-based compensation, including stock options, is exempt from this limitation provided that (i) the stock options are granted by a committee of the Board which is comprised solely of two or more "outside directors", (ii) the plan under which the options are granted is approved by stockholders, (iii) the plan states the maximum number of shares with respect to which options may be granted during a specified period to any employee, and (iv) the exercise price of a stock option is not less than 100% of the fair market value of the Common Stock at the time of grant.

  Required Vote

     The Board of Directors believes it to be in the best interest of the Company that the Plan be ratified and recommends that the Company's stockholders approve the Plan. The following resolution will be submitted to the stockholders for approval at the Annual Meeting:

     RESOLVED, that the Company's 1999 Stock Option Plan be, and it hereby is, ratified and adopted.

     The affirmative vote of holders of a majority of the shares of Common Stock present in person or by proxy and entitled to vote on the matter is required for approval of the Plan.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE RATIFICATION OF THE 1999 STOCK OPTION PLAN.

               PROPOSAL 3 -- APPOINTMENT OF INDEPENDENT AUDITORS

     It is proposed that the stockholders ratify the appointment by the Board of Directors of Ernst & Young LLP as independent auditors for the Company for the 1998 fiscal year. The Company expects representatives of Ernst & Young LLP to be present at the Annual Meeting, at which time they will be available to respond to appropriate questions submitted by stockholders and may make such statements as they may desire.

     Approval by the stockholders of the appointment of independent auditors is not required but the Board deems it desirable to submit this matter to the stockholders. If a majority of the Common Stock present and entitled to vote on the matter at the meeting should not approve the selection of Ernst & Young LLP, the selection of independent auditors will be reconsidered by the Board of Directors.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS OF THE COMPANY.

                                    GENERAL

     As of the date of this Proxy Statement, the Board has not been informed of and does not intend to present any other matters for action. However, if any other matters are properly brought before the meeting, it is intended that the persons voting the accompanying proxy will vote the shares represented thereby in accordance with their best judgment.

STOCKHOLDER PROPOSALS FOR NEXT ANNUAL MEETING

     Stockholder proposals in respect of matters to be acted upon at the Company's next annual meeting of stockholders should be received by the Company on or before August 21, 1999 in order that they may be considered for inclusion in the Company's proxy materials for such meeting.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than 10 percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Such reporting persons are required by regulation to furnish the Company with copies of all
Section 16(a) reports that they file.

     Based on its review of the copies of such reports received by it, or written representations from certain reporting persons that no Form 5 was required for those persons, the Company believes that, during the period from July 1, 1997 through June 30, 1998, all filing requirements applicable to its officers, directors and greater than 10 percent beneficial owners were complied with, except that WMS was late in filing its Form 4 reporting the Distribution.

OTHER MATTERS

     THE COMPANY WILL PROVIDE WITHOUT CHARGE A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED JUNE 30, 1998, INCLUDING FINANCIAL STATEMENTS AND SCHEDULES THERETO, TO EACH OF THE COMPANY'S STOCKHOLDERS OF RECORD ON DECEMBER 7, 1998, AND EACH BENEFICIAL OWNER OF STOCK ON THAT DATE UPON RECEIPT OF A WRITTEN REQUEST THEREFOR MAILED TO THE COMPANY'S OFFICES, 3401 NORTH CALIFORNIA AVENUE, CHICAGO, ILLINOIS 60618, ATTENTION: TREASURER. IN THE EVENT THAT EXHIBITS TO SUCH FORM 10-K ARE REQUESTED, A REASONABLE FEE WILL BE CHARGED FOR REPRODUCTION OF SUCH EXHIBITS. REQUESTS FROM BENEFICIAL OWNERS OF COMMON STOCK MUST SET FORTH A GOOD FAITH REPRESENTATION AS TO SUCH OWNERSHIP.

     It is important that the accompanying proxy card be returned promptly. Therefore, whether or not you plan to attend the meeting in person, you are earnestly requested to mark, date, sign and return your proxy in the enclosed envelope to which no postage need be affixed if mailed in the United States. The proxy may be revoked at any time before it is exercised. If you attend the meeting in person, you may withdraw the proxy and vote your own shares.

MANNER AND EXPENSES OF SOLICITATION

     The solicitation of proxies in the accompanying form is made by the Board and all costs thereof will be borne by the Company. In addition to the solicitation of proxies by use of the mails, some of the officers, directors and other employees of the Company may also solicit proxies personally or by mail, telephone or telegraph, but they will not receive additional compensation for such services. The Company has retained the services of Corporate Investor Communications, Inc., a professional proxy solicitation firm, to assist in the solicitation of proxies at an approximate cost of $4,000. Brokerage firms, custodians, banks, trustees, nominees or other fiduciaries holding shares of Common Stock in their names will be requested by the Company to forward proxy material to their principals and will be reimbursed for their reasonable out of pocket expenses in such connection.

VOTING PROCEDURES

     Inspectors of election will be appointed to tabulate the number of shares of Common Stock represented at the meeting in person or by proxy, to determine whether or not a quorum is present and to count all votes cast at the meeting. The inspectors of election will treat abstentions and broker non-votes as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Votes withheld in connection with the election of one or more of the nominees for director will not be counted in determining the votes cast and will have no effect on the vote. With respect to the tabulation of votes cast on a specific proposal presented to the stockholders at the meeting, abstentions will be considered as present and entitled to vote with respect to that specific proposal, whereas broker non-votes will not be considered as present and entitled to vote with respect to that specific proposal. Abstentions with respect to each proposal that requires approval by holders of a majority of the outstanding Common Stock will have the effect of a vote against the proposal. Broker non-votes will have no effect on the vote for or against these proposals. In addition, New York Stock Exchange rules require that the total vote cast for and against Proposal 2 represents over 50% of the Common Stock. Brokers who hold shares in street name for customers have authority to vote on certain items when they have not received instructions from beneficial owners, including voting upon election of directors, ratification of the Plan and the selection of independent auditors.

                                          By Order of the Board of Directors,

                                          ORRIN J. EDIDIN
                                          Vice President, Secretary and General
                                          Counsel

Chicago, Illinois
December 11, 1998

                                                                      APPENDIX A

                               MIDWAY GAMES INC.

                             1999 STOCK OPTION PLAN

                                   ARTICLE I

                              PURPOSE OF THE PLAN

     The 1999 Stock Option Plan (the "Plan") is intended to provide a method whereby "Employees," "Directors" and "Consultants and Advisers" of Midway Games Inc. (the "Company") and its "Subsidiaries" (as such quoted terms are hereinafter defined) may be encouraged to acquire a proprietary interest in the Company and whereby such individuals may realize benefits from an increase in the value of the shares of Common Stock, $0.01 par value per share (the "Common Stock"), of the Company; to provide such Employees, Directors and Consultants and Advisers with greater incentive and to encourage their continued provision of services to the Company; and, generally, to promote the interests of the Company and all of its stockholders. Under the Plan, from time to time on or before February 2, 2009 options to purchase shares of Common Stock and related Stock Appreciation Rights may be granted to such persons as may be selected in the manner hereinafter provided on the terms and subject to the conditions hereinafter set forth. Capitalized terms are defined in Article XV hereof.

                                   ARTICLE II

                           ADMINISTRATION OF THE PLAN

     SECTION 1. Subject to the authority as described herein of the Board of Directors (the "Board") of the Company, the Plan shall be administered by the Stock Option Committee of the Company's Board of Directors (the "Committee") which is composed of at least two members of the Board who are Non-Employee Directors. The Committee is authorized to interpret the Plan and may from time to time adopt such rules and regulations for carrying out the Plan as it may deem best. All determinations by the Committee shall be made by the affirmative vote of a majority of its members but any determination reduced to writing and signed by a majority of its members shall be fully enforceable and effective as if it had been made by a majority vote at a meeting duly called and held. Subject to any applicable provisions of the Plan, all determinations by the Committee or by the Board pursuant to the provisions of the Plan, and all related orders or resolutions of the Committee or the Board, shall be final, conclusive and binding on all Persons, including the Company and its stockholders, employees, directors and optionees.

     SECTION 2. All authority delegated to the Committee pursuant to the Plan, may also be exercised by the Board except with respect to matters which under
Section 162(m) of the Code are required to be determined in the absolute discretion of the Committee. Subject to the foregoing, in the event of any conflict or inconsistency between determinations, orders, resolutions or other actions of the Committee and the Board, the actions of the Board shall control.

     SECTION 3. With respect to Section 16 of the 1934 Act, transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the 1934 Act. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void to the extent permitted by law and deemed advisable by the Committee.

                                  ARTICLE III

                           STOCK SUBJECT TO THE PLAN

     SECTION 1. The shares to be issued or delivered upon exercise of options or rights granted under the Plan shall be made available, at the discretion of the Board, either from the authorized but unissued shares of

Common Stock of the Company or from shares of Common Stock reacquired by the Company, including shares purchased by the Company in the open market or otherwise obtained.

     SECTION 2. Subject to the provisions of Article X hereof, the aggregate number of shares of Common Stock which may be purchased pursuant to options granted at any time under the Plan shall not exceed 1,750,000. Such number shall be reduced by the aggregate number of shares covered by options in respect of which Stock Appreciation Rights are exercised. The maximum number of shares with respect to which options may be granted under the Plan in any calendar year to any one employee shall be 500,000 as such number may be adjusted by the Committee in accordance with Article X hereof. The Committee shall calculate such limit in a manner consistent with Section 162(m) of the Code. Shares subject to any options which are canceled, lapse or are otherwise terminated shall be immediately available for reissuance under the Plan.

                                   ARTICLE IV

                       PURCHASE PRICE OF OPTIONED SHARES

     In the case of Incentive Stock Options, or unless the Committee shall fix a greater or lesser purchase price, the purchase price per share of Common Stock under each option granted to Employees, Directors, Consultants and Advisers shall not be less than one hundred percent (100%) of the Fair Market Value (as hereinafter defined) of the Common Stock at the time such option is granted, but in no case shall such price be less than the greater of the par value of the Common Stock or 85% of the Fair Market Value of the Common Stock as of the time of grant; provided, however, that in the case of an Incentive Stock Option granted to an Employee who, at the time of the grant, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company (a "Ten Percent Stockholder"), such purchase price per share shall be at least one hundred and ten percent (110%) of the Fair Market Value.

                                   ARTICLE V

                           ELIGIBILITY OF RECIPIENTS

     Options will be granted only to Persons who are Employees, Directors, Consultants or Advisers of the Company or a Subsidiary.

                                   ARTICLE VI

                              DURATION OF THE PLAN

     Unless previously terminated by the Committee or the Board, the Plan will terminate on February 2, 2009. Such termination will not terminate any option or Stock Appreciation Right then outstanding.

                                  ARTICLE VII

                         GRANT OF OPTIONS TO EMPLOYEES,
                      DIRECTORS, CONSULTANTS AND ADVISERS

     SECTION 1. Each option granted under the Plan to Employees shall constitute either an Incentive Stock Option or a Non-Qualified Stock Option, as determined in each case by the Committee and each option granted under the Plan to Directors, Consultants and Advisers shall constitute a Non-Qualified Stock Option. With respect to Incentive Stock Options granted to Employees, to the extent that the aggregate Fair Market Value (determined at the time an option is granted) of Common Stock of the Company with respect to which such Incentive Stock Options are exercisable for the first time by any individual during any calendar year (under the Plan and any other stock option plan of the Company) exceeds $100,000, such Incentive Stock Options shall be treated as Non-Qualified Stock Options to the extent of such excess. The foregoing rule shall be applied by taking Incentive Stock Options into account in the order in which they were granted. In the event outstanding Incentive Stock Options become immediately exercisable under the terms hereof, such Incentive Stock Options will, to the extent the aggregate Fair Market Value thereof exceeds $100,000, be treated as Non-Qualified Stock Options.

     SECTION 2. The Committee shall from time to time determine the Employees, Directors, Consultants and Advisers to be granted options, it being understood that options may be granted at different times to the same person, provided, however, that no one person may receive an option or options under the Plan covering more than fifty percent (50%) of the total number of shares subject to the Plan. In addition, the Committee shall determine subject to the terms of the Plan (a) the number of shares subject to each option, (b) the time or times when the options will be granted, (c) whether such options shall be Incentive Stock Options, Non-Qualified Stock Options or both, (d) whether Stock Appreciation Rights will be granted in connection with the grant of options, (e) the purchase price of the shares subject to each option, which price shall be not less than that specified in Article IV hereof, (f) the time or times when each option and any related Stock Appreciation Rights may be exercised and (g) any other matters which the Committee shall deem appropriate.

     SECTION 3. All instruments evidencing options granted to Employees, Directors, Consultants and Advisers under the Plan shall be in such form as the Committee shall from time to time determine, which form shall be consistent with the Plan and any applicable determinations, orders, resolutions or other actions of the Committee or the Board.

     SECTION 4. The Committee, in its sole discretion, on the granting of an option to an Employee, Director, Consultant or Adviser under the Plan may also grant Stock Appreciation Rights relating to any number of shares but, except as hereinafter provided, not more than fifty percent (50%) of the number of shares covered by such option shall include Stock Appreciation Rights. Such options shall be subject to such terms and conditions, not inconsistent with the Plan, that the Committee shall impose, including the following:

          (i) Stock Appreciation Rights may be granted only in writing and only attached to an underlying option at the time of the grant of the option;

          (ii) Stock Appreciation Rights may be exercised only at the time when the option to which it is attached is exercisable;

          (iii) Stock Appreciation Rights shall entitle the optionee (or any person entitled to act under the provisions of the Plan) to surrender unexercised all or part of the then exercisable portion of the option to which the Stock Appreciation Rights are attached to the Company and to receive from the Company in exchange therefor a payment in cash equal to the excess, if any, of the then value of one share covered by such portion over the option price per share specified in such option, multiplied by the number of shares covered by the portion of the option so surrendered (which excess is herein called the "Appreciated Value"). For purposes of computation of the Appreciated Value, the value of one share shall be deemed to be the average Fair Market Value of such share during the four-week period immediately preceding the date of notice of exercise of the Stock Appreciation Rights;

          (iv) if Stock Appreciation Rights attached to an option are exercised, such option shall be deemed to have been canceled to the extent of the number of shares surrendered on exercise of the Stock Appreciation Rights and no further options may be granted covering such shares; and

          (v) if an option to which Stock Appreciation Rights are attached is exercised, such Stock Appreciation Rights shall be canceled to the extent necessary to cause the number of shares to which such Stock Appreciation Rights relate not to exceed the number of remaining shares subject to such option.

                                  ARTICLE VIII

                           TRANSFERABILITY OF OPTIONS

     No Incentive Stock Option or any related Stock Appreciation Rights granted under the Plan shall be transferable by the optionee otherwise than by will or by the laws of descent and distribution, and any such Incentive Stock Option or any related Stock Appreciation Rights shall be exercised during the lifetime of the optionee solely by him or her. Any Non-Qualified Stock Option granted under the Plan may be transferable by the optionee to the extent specifically permitted by the Committee as specified in the instrument evidencing the option as the same may be amended from time to time. Except to the extent permitted by such instrument, no Non-Qualified Stock Option shall be transferable except by will or by the laws of descent and distribution.

                                   ARTICLE IX

                              EXERCISE OF OPTIONS

     SECTION 1. Each option (and any related Stock Appreciation Rights) granted under the Plan shall terminate on the date specified by the Committee which date shall be not later than the expiration of ten years from the date on which it was granted; provided, however, that in the case of an Incentive Stock Option granted to an Employee who, at the time of the grant is a Ten Percent Stockholder, such period shall not exceed five (5) years from the date of grant.

     SECTION 2. A person electing to exercise an option or Stock Appreciation Rights then exercisable shall give written notice to the Company of such election and, if electing to exercise an option, of the number of shares of Common Stock such person has elected to purchase. A person exercising an option shall at the time of purchase tender the full purchase price of such shares, which tender, except as provided in Section 3 of this Article IX, shall be made in cash or cash equivalent (which may be such person's personal check) or, to the extent permitted by applicable law, in shares of Common Stock already owned by such person (which shares shall be valued for such purpose on the basis of their Fair Market Value on the date of exercise), or in any combination thereof; provided, however, that payment in shares of common stock already owned shall not be permitted unless the chief financial officer of the Company determines that such payment will not require the Company to recognize a compensation expense under applicable accounting rules. In the event of payment in shares of Common Stock already owned, such shares shall be appropriately endorsed for transfer to the Company. The Company shall have no obligation to deliver shares of Common Stock pursuant to the exercise of any option, in whole or in part, until such payment in full of the purchase price therefor is received by the Company. No optionee, or legal representative, legatee, distributee or transferee of such optionee, shall be or be deemed to be a holder of any shares of Common Stock subject to such option or entitled to any rights of a stockholder of the Company in respect of any shares of Common Stock covered by such option until such shares have been paid for in full and issued or delivered by the Company.

     SECTION 3. In order to assist an optionee in the exercise of an option granted under the Plan, the Committee or Board may, in its discretion, authorize, either at the time of the grant of the option or thereafter (a) the extension of a loan to the optionee by the Company, (b) the payment by the optionee of the purchase price of the Common Stock in installments, (c) the guarantee by the Company of a loan obtained by the optionee from a third party or (d) make such other reasonable arrangements to facilitate the exercise of options in accordance with applicable law. The Committee or Board shall authorize the terms of any such loan, installment payment arrangement or guarantee, including the interest rate (which, in the case of incentive stock options, shall be not less than the higher of (i) the "prime rate" as from time to time in effect at a commercial bank of recognized standing, and (ii) the rate of interest from time to time imputed under Section 483 of the Code) and terms of repayment thereof, and shall cause the instrument evidencing any such option to be amended, if required, to provide for any such extension of credit. Loans, installment payment arrangements and guarantees may be authorized without security, and the maximum amount of any such loan or guarantee shall be the purchase price of the Common Stock being acquired, plus related interest payments.

     SECTION 4. Each option shall be subject to the requirement that if at any time the Board shall in its discretion determine that the listing, registration or qualification of the shares of Common Stock subject to such option upon any securities exchange or under any state or Federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of or in connection with, the granting of such option or the issuance or purchase of shares thereunder, such option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free from any conditions not reasonably acceptable to the Board. Unless at the time of exercise of an option and the issuance of Common Stock so purchased, there shall be in effect as to such Common Stock a registration statement under the Act, the holder of such option shall deliver a certification (a) acknowledging that such shares of Common Stock may be "restricted securities" as defined in Rule 144 promulgated under the Act; and (b) containing such optionee's agreement that such Common Stock may not be sold or otherwise disposed of except in compliance with applicable provisions of the Act. In the event that the Common Stock is then listed on a national securities exchange, the Company shall use its best efforts to cause the listing of the shares of Common Stock subject to options upon such exchange.

     SECTION 5. The Company may establish appropriate procedures to provide for payment or withholding of such income or other taxes as may be required by law to be paid or withheld in connection with the exercise of options or any other matters under the Plan, and to ensure that the Company receives prompt advice concerning the occurrence of any event which may create, or affect the timing or amount of, any obligation to pay or withhold any such taxes or which may make available to the Company any tax deduction resulting from the occurrence of such event.

                                   ARTICLE X

                                  ADJUSTMENTS

     SECTION 1. New option rights may be substituted for the options granted under the Plan, or the Company's duties as to options outstanding under the Plan may be assumed, by a corporation other than the Company, or by a parent or subsidiary of the Company or such corporation, in connection with any merger, consolidation, acquisition, separation, reorganization, liquidation or other similar corporate transaction in which the Company is involved. Notwithstanding the foregoing or the provisions of this Article X, in the event such corporation, or parent or subsidiary of the Company or such corporation, does not substitute new option rights for, and substantially equivalent to, the options granted hereunder, or assume the options granted hereunder, the options granted hereunder shall terminate and thereupon become null and void (i) upon dissolution or liquidation of the Company, or similar occurrence, (ii) upon any merger, consolidation, acquisition, separation, reorganization, or similar occurrence, where the Company will not be a surviving entity or (iii) upon a transfer of substantially all of the assets of the Company or more than 80% of the outstanding Common Stock in a single transaction; provided, however, that each optionee shall have the right immediately prior to or concurrently with such dissolution, liquidation, merger, consolidation, acquisition, separation, reorganization or other similar corporate transaction, to exercise any unexpired option granted hereunder whether or not then exercisable.

     SECTION 2. In the event that the Committee determines that any dividend or other distribution (whether in the form of cash, shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of shares or other securities of the Company, issuance of warrants or other rights to purchase shares or other securities of the Company, or other corporate transaction or event affects the shares such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then, the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number of shares of Common Stock or other securities of the Company (or number and kind of other securities or property) with respect to which options may be granted and any limitations set forth in the Plan, (ii) the number of shares of Common Stock or other securities of the Company (or number and kind of other securities or property) subject to outstanding options and (iii) the grant or exercise or target price with respect to any option or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding option including, if necessary, the termination of such an option; provided, in each case, that with respect to Incentive Stock Options no such adjustment shall be authorized to the extent that such authority would cause the Plan to violate Section 422 of the Code. Without limiting the generality of the foregoing, any such adjustment shall be deemed to have prevented any dilution and enlargement of an optionee's rights if such optionee receives in any such adjustment rights which are substantially similar (after taking into account the fact that the optionee has not paid the applicable exercise price) to the rights the optionee would have received had he exercised his outstanding options and become a stockholder of the Company immediately prior to the event giving rise to such adjustment.

     SECTION 3. Adjustments and elections under this Article X shall be made by the Committee whose determination as to what adjustments, if any, shall be made and the extent thereof shall be final, binding and conclusive. Adjustments required under this Article X shall also be deemed to increase by a like number the aggregate number of shares authorized for purchase pursuant to options granted under the Plan as set forth in Section 2 of Article III hereof.

                                   ARTICLE XI

                         PRIVILEGES OF STOCK OWNERSHIP

     No optionee shall be entitled to the privileges of stock ownership as to any shares of Common Stock not actually issued and delivered to him or her.

                                  ARTICLE XII

                      TERMINATION OF SERVICE OR EMPLOYMENT

     SECTION 1. In the event that an optionee shall cease his or her relationship with the Company or a Subsidiary by voluntarily terminating such relationship without the written consent of the Company or a Subsidiary, or if the Company or a Subsidiary shall terminate for cause such relationship, unless otherwise provided in the instrument evidencing such option, the option and any associated Stock Appreciation Rights held by such optionee shall terminate forthwith.

     SECTION 2. If the holder of an option shall voluntarily terminate his or her relationship with the Company or a Subsidiary with the written consent of the Company, which written consent expressly sets forth a statement to the effect that options which are exercisable on the date of such termination shall remain exercisable, or if the optionee's relationship with the Company or a Subsidiary shall have terminated by the Company or a Subsidiary for reasons other than cause, unless otherwise provided in the instrument evidencing such option, such optionee may exercise his or her option to the extent exercisable at the time of such termination, at any time prior to the expiration of three months after such termination or the date of expiration of the option as fixed at the time of grant, whichever shall first occur. Options granted under the Plan to Employees shall not be affected by any change in the position of employment so long as the holder thereof continues to be an Employee or a Director.

     SECTION 3. Should an optionee die during the existence of the optionee's relationship with the Company or after the cessation of the optionee's relationship with the Company, unless otherwise provided in the instrument evidencing such option, all of the optionee's options shall be terminated, except that any option (and any related Stock Appreciation Rights), to the extent exercisable by the optionee at the time of such death, may be exercised within one year after the date of such death but not later than the expiration of the option solely in accordance with all of the terms and conditions of the Plan by the optionee's personal representatives or by the person or persons to whom the optionee's rights under the option shall pass by will or by the applicable laws of descent and distribution.

                                  ARTICLE XIII

                               AMENDMENTS TO PLAN

     The Board may at any time terminate or from time to time amend, modify or suspend the Plan; provided, however, that no such amendment or modification without the approval of the stockholders of the Company shall:

          (i) materially increase the benefits accruing to participants under the Plan;

          (ii) materially increase the maximum number (determined as provided in the Plan) of shares of Common Stock which may be purchased pursuant to options granted under the Plan; or

          (iii) materially modify the requirements as to eligibility for participation in the Plan.

The amendment or termination of the Plan shall not, without the written consent of an optionee, adversely affect any rights or obligations under any option theretofore granted to such optionee under the Plan.

                                  ARTICLE XIV

                             EFFECTIVE DATE OF PLAN

     The Plan shall be effective on February 3, 1999, subject to the ratification of the Plan by the stockholders of the Company.

                                   ARTICLE XV

                                  DEFINITIONS

     For the purposes of this Plan, the following terms shall have the meanings indicated:

     Act: The Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

     Code: The Internal Revenue Code of 1986, as amended and the regulations promulgated thereunder.

     Committee: Such term is defined in Article II, Section 1 hereof.

     Common Stock: Such term is defined in Article I hereof.

     Consultants and Advisers: Such term includes any third party retained or engaged by the Company or any Subsidiary to provide services to the Company or such Subsidiary, including any employee of such third party providing such services.

     Director: Such term includes any director of the Company.

     Employee: Such term includes any officer as well as any full-time salaried executive, managerial, professional, administrative or other employee of the Company or a Subsidiary. Such term also includes an employee on approved leave of absence provided such employee's right to continue employment with the Company or a Subsidiary upon expiration of such employee's leave of absence is guaranteed either by statute or by contract with or by a policy of the Company or a Subsidiary and any consultant, independent contractor, professional advisor or other person who is paid by the Company or a Subsidiary for rendering services or furnishing materials or goods to the Company or a Subsidiary.

     Fair Market Value: The fair market value as of any date shall be determined by the Committee or Board after giving consideration to the price of the Common Stock in the public market and shall be determined otherwise in a manner consistent with the provisions of the Code.

     Incentive Stock Option: An option intended to qualify under Section 422 of the Code.

     1934 Act: The Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

     Non-Employee Director: Any director of the Company who is a Non-Employee Director as that term is defined in Rule 16b-3 promulgated under the 1934 Act and who also qualifies as an outside director within the meaning of Section 162(m) and the related regulations under the Code, except as otherwise determined by the Board of Directors.

     Non-Qualified Stock Option: An option which does not qualify under Section 422 of the Code.

     Person: Such term shall have the meaning ascribed to it under the 1934 Act.

     Plan: Such term is defined in Article I hereof and includes all amendments hereof.

     Stock Appreciation Rights: The rights granted by the Committee pursuant to
Section 4 of Article VII hereof.

     Subsidiary: A "Subsidiary Corporation" of the Company as defined in Section 424 of the Code.

     Ten Percent Stockholder: Such term is defined in Article IV hereof.

                               MIDWAY GAMES INC.

               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS


     THE UNDERSIGNED, revoking all previous proxies, hereby appoints NEIL D. NICASTRO, HAROLD H. BACH, JR. and ORRIN J. EDIDIN, or any of them, as attorneys, agents and proxies with power of substitution, and with all powers the undersigned would possess if personally present, to vote all shares of common stock of Midway Games Inc. (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held on February 3, 1999 and at all adjournments thereof. The shares represented by this Proxy will be voted as indicated below upon the following matters, all more fully described in the accompanying Proxy Statement.

(1)  Election of four (4) Class III Directors.

     [ ] FOR all nominees listed (except as   [ ] WITHHOLD AUTHORITY
         marked to the contrary)                   to vote for nominees listed

INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEES, STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW:

Harold H. Bach, Jr. / Byron C. Cook / Gerald O. Sweeney, Jr. / Richard D. White.

(2)  Ratification of the Company's 1999 Stock Option Plan.

                                          FOR [ ]   AGAINST [ ]  ABSTAIN [ ]

(3) Ratification of the appointment of Ernst & Young LLP as independent auditors for the 1999 fiscal year.

                                          FOR [ ]   AGAINST [ ]  ABSTAIN [ ]

     In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

     THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS GIVEN. IF NO INSTRUCTIONS ARE GIVEN, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF THE NOMINEES FOR DIRECTORS DESIGNATED BY THE BOARD OF DIRECTORS AND "FOR" ITEMS 2 AND 3.


                             Dated:________________, 199_

                              ____________________________
                             (Signature)

                              ____________________________
                             (Signature)



                             NOTE: Please sign exactly as your name or names appear hereon, and when signing as attorney, executor, administrator, trustee or guardian, given your full title as such. If signatory is a corporation, sign the full corporate name by a duly authorized officer. If shares are held jointly, each stockholder named should sign.

NOTE: PLEASE MARK, DATE, SIGN AND MAIL THIS PROXY IN THE ENVELOPE ENCLOSED FOR THIS PURPOSE. NO POSTAGE IS REQUIRED FOR MAILING IN THE UNITED STATES.